                                                                     EXHIBIT 4.4

                                                                [EXECUTION COPY]

================================================================================



                               KITTY HAWK, INC.,
                                   as Issuer


                                EACH SUBSIDIARY
                           OF KITTY HAWK, INC. LISTED
                         ON THE SIGNATURE PAGES HEREOF
                                 as Guarantors

                                      and


                                  BANK ONE, NA
                       as Trustee and Collateral Trustee




                           -------------------------

                                   Indenture

                         Dated as of November 15, 1997

                           -------------------------

                                  $340,000,000

                      9.95% Senior Secured Notes Due 2004


================================================================================

                                                                [CONFORMED COPY]



================================================================================




                               KITTY HAWK, INC.,
                                   as Issuer


                                EACH SUBSIDIARY
                           OF KITTY HAWK, INC. LISTED
                         ON THE SIGNATURE PAGES HEREOF
                                 as Guarantors

                                      and


                                  BANK ONE, NA
                       as Trustee and Collateral Trustee




                           -------------------------

                                   Indenture

                         Dated as of November 15, 1997

                           -------------------------

                                  $340,000,000

                      9.95% Senior Secured Notes Due 2004


================================================================================

                             CROSS-REFERENCE TABLE





TIA Sections                                                    Indenture Sections
------------                                                    ------------------
Section 310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . .   7.10
           (a)(2)  . . . . . . . . . . . . . . . . . . . . . . .   7.10
           (b) . . . . . . . . . . . . . . . . . . . . . . . . .   7.03; 7.08
Section 311(a) . . . . . . . . . . . . . . . . . . . . . . . . .   7.03
           (b) . . . . . . . . . . . . . . . . . . . . . . . . .   7.03
Section 312(a) . . . . . . . . . . . . . . . . . . . . . . . . .   2.03
Section 313(a) . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
           (c) . . . . . . . . . . . . . . . . . . . . . . . . .   7.05; 7.06; 11.02
           (d) . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
Section 314(a) . . . . . . . . . . . . . . . . . . . . . . . . .   4.15; 7.05; 11.02
           (a)(4)  . . . . . . . . . . . . . . . . . . . . . . .   4.20; 11.02
           (b) . . . . . . . . . . . . . . . . . . . . . . . . .  10.01
           (c)(1)  . . . . . . . . . . . . . . . . . . . . . . .  11.03
           (c)(2)  . . . . . . . . . . . . . . . . . . . . . . .  11.03
           (d) . . . . . . . . . . . . . . . . . . . . . . . . .  10.01
           (e) . . . . . . . . . . . . . . . . . . . . . . . . .   4.20; 11.04
Section 315(a) . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
           (b) . . . . . . . . . . . . . . . . . . . . . . . . .   7.05; 11.02
           (c) . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
           (d) . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
           (e) . . . . . . . . . . . . . . . . . . . . . . . . .   6.12
Section 316(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . .   6.06
           (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . .   6.05
           (b) . . . . . . . . . . . . . . . . . . . . . . . . .   6.08
           (c) . . . . . . . . . . . . . . . . . . . . . . . . .   9.03
Section 317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . .   6.09
           (a)(2)  . . . . . . . . . . . . . . . . . . . . . . .   6.10
           (b) . . . . . . . . . . . . . . . . . . . . . . . . .   2.04
Section 318(a) . . . . . . . . . . . . . . . . . . . . . . . . .  11.01
           (c) . . . . . . . . . . . . . . . . . . . . . . . . .  11.01


Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS*

                                                                            Page
                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . .  5
      SECTION 1.02.  Incorporation by Reference of Trust Indenture Act  . . . 27
      SECTION 1.03.  Rules of Construction  . . . . . . . . . . . . . . . . . 27

                                   ARTICLE TWO
                                    THE NOTES

      SECTION 2.01.  Form and Dating  . . . . . . . . . . . . . . . . . . . . 28
      SECTION 2.02.  Restrictive Legends  . . . . . . . . . . . . . . . . . . 29
      SECTION 2.03.  Execution, Authentication and Denominations  . . . . . . 30
      SECTION 2.04.  Registrar and Paying Agent   . . . . . . . . . . . . . . 31
      SECTION 2.05.  Paying Agent to Hold Money in Trust  . . . . . . . . . . 32
      SECTION 2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . . . 33
      SECTION 2.07.  Book-Entry Provisions for Global Notes   . . . . . . . . 33
      SECTION 2.08.  Special Transfer Provisions  . . . . . . . . . . . . . . 35
      SECTION 2.09.  Replacement Notes  . . . . . . . . . . . . . . . . . . . 37
      SECTION 2.10.  Outstanding Notes  . . . . . . . . . . . . . . . . . . . 38
      SECTION 2.11.  Temporary Notes  . . . . . . . . . . . . . . . . . . . . 39
      SECTION 2.12.  Cancellation   . . . . . . . . . . . . . . . . . . . . . 39
      SECTION 2.13.  CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . 39
      SECTION 2.14.  Defaulted Interest   . . . . . . . . . . . . . . . . . . 39
      SECTION 2.15.  Record Date  . . . . . . . . . . . . . . . . . . . . . . 40
      SECTION 2.16   Computation of Interest  . . . . . . . . . . . . . . . . 40

                                  ARTICLE THREE
                                   REDEMPTION

      SECTION 3.01.  Right of Redemption  . . . . . . . . . . . . . . . . . . 40
      SECTION 3.02.  Notices to Trustee   . . . . . . . . . . . . . . . . . . 41
      SECTION 3.03.  Selection of Notes to Be Redeemed  . . . . . . . . . . . 41
      SECTION 3.04.  Notice of Redemption   . . . . . . . . . . . . . . . . . 42
      SECTION 3.05.  Effect of Notice of Redemption   . . . . . . . . . . . . 43
      SECTION 3.06.  Deposit of Redemption Price  . . . . . . . . . . . . . . 43
      SECTION 3.07.  Payment of Notes Called for Redemption   . . . . . . . . 43
      SECTION 3.08.  Notes Redeemed in Part   . . . . . . . . . . . . . . . . 43





-------------------------

   (1) Note:   The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                                                            Page
                                                                            ----
                                  ARTICLE FOUR
                                    COVENANTS

      SECTION 4.01.  Payment of Notes   . . . . . . . . . . . . . . . . . . . 43
      SECTION 4.02.  Maintenance of Office or Agency  . . . . . . . . . . . . 44
      SECTION 4.03.  Limitation on Indebtedness   . . . . . . . . . . . . . . 44
      SECTION 4.04.  Limitation on Restricted Payments  . . . . . . . . . . . 47
      SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions
                          Affecting Restricted Subsidiaries   . . . . . . . . 49
      SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock
                          of Restricted Subsidiaries  . . . . . . . . . . . . 51
      SECTION 4.07.  Issuances of Guarantees by New Restricted Subsidiaries . 51
      SECTION 4.08.  Limitation on Transactions with Shareholders and
                          Affiliates    . . . . . . . . . . . . . . . . . . . 51
      SECTION 4.09.  Limitation on Liens  . . . . . . . . . . . . . . . . . . 52
      SECTION 4.10.  Limitation on Sale-Leaseback Transactions  . . . . . . . 53
      SECTION 4.11.  Limitation on Asset Sales  . . . . . . . . . . . . . . . 54
      SECTION 4.13.  Events of Loss   . . . . . . . . . . . . . . . . . . . . 55
      SECTION 4.14.  Repurchase of Notes upon a Change of Control
                          Triggering Event    . . . . . . . . . . . . . . . . 55
      SECTION 4.15.  Commission Reports and Reports to Holders  . . . . . . . 56
      SECTION 4.16.  Limitation on Collateral Sales; Event of Loss  . . . . . 56
      SECTION 4.17.  Existence  . . . . . . . . . . . . . . . . . . . . . . . 57
      SECTION 4.18.  Payment of Taxes and Other Claims  . . . . . . . . . . . 57
      SECTION 4.19.  Maintenance of Properties and Insurance  . . . . . . . . 58
      SECTION 4.20.  Compliance Certificates  . . . . . . . . . . . . . . . . 58
      SECTION 4.21.  Waiver of Stay, Extension or Usury Laws  . . . . . . . . 58

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

      SECTION 5.01.  When Company May Merge, Etc.   . . . . . . . . . . . . . 59
      SECTION 5.02.  Successor Substituted  . . . . . . . . . . . . . . . . . 60

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

      SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . 60
      SECTION 6.02.  Collateral Access Events   . . . . . . . . . . . . . . . 62
      SECTION 6.03.  Acceleration   . . . . . . . . . . . . . . . . . . . . . 63
      SECTION 6.04.  Other Remedies   . . . . . . . . . . . . . . . . . . . . 63
      SECTION 6.05.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . 64
      SECTION 6.06.  Control by Majority  . . . . . . . . . . . . . . . . . . 64
      SECTION 6.07.  Limitation on Suits  . . . . . . . . . . . . . . . . . . 64
      SECTION 6.08.  Rights of Holders to Receive Payment   . . . . . . . . . 65
      SECTION 6.09.  Collection Suit by Trustee   . . . . . . . . . . . . . . 65
      SECTION 6.10.  Trustee May File Proofs of Claim   . . . . . . . . . . . 65

                                                                            Page
                                                                            ----
      SECTION 6.11.  Priorities   . . . . . . . . . . . . . . . . . . . . . . 66
      SECTION 6.12.  Undertaking for Costs  . . . . . . . . . . . . . . . . . 66
      SECTION 6.13.  Restoration of Rights and Remedies   . . . . . . . . . . 66
      SECTION 6.14.  Rights and Remedies Cumulative   . . . . . . . . . . . . 67
      SECTION 6.15.  Delay or Omission Not Waiver   . . . . . . . . . . . . . 67

                                  ARTICLE SEVEN
                                     TRUSTEE

      SECTION 7.01.  Rights of Trustee  . . . . . . . . . . . . . . . . . . . 67
      SECTION 7.02.  Actions of Trustee   . . . . . . . . . . . . . . . . . . 69
      SECTION 7.03.  Individual Rights of Trustee   . . . . . . . . . . . . . 70
      SECTION 7.04.  Trustee's Disclaimer   . . . . . . . . . . . . . . . . . 70
      SECTION 7.05.  Notice of Default or Collateral Access Events  . . . . . 70
      SECTION 7.06.  Reports by Trustee to Holders  . . . . . . . . . . . . . 71
      SECTION 7.07.  Compensation and Indemnity   . . . . . . . . . . . . . . 71
      SECTION 7.08.  Replacement of Trustee   . . . . . . . . . . . . . . . . 72
      SECTION 7.09.  Successor Trustee by Merger, Etc.  . . . . . . . . . . . 73
      SECTION 7.10.  Eligibility  . . . . . . . . . . . . . . . . . . . . . . 73
      SECTION 7.11.  Money Held in Trust  . . . . . . . . . . . . . . . . . . 73

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

      SECTION 8.01.  Termination of Company's Obligations   . . . . . . . . . 73
      SECTION 8.02.  Defeasance and Discharge of Indenture  . . . . . . . . . 74
      SECTION 8.03.  Defeasance of Certain Obligations  . . . . . . . . . . . 76
      SECTION 8.04.  Application of Trust Money   . . . . . . . . . . . . . . 78
      SECTION 8.05.  Repayment to Company   . . . . . . . . . . . . . . . . . 78
      SECTION 8.06.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . 78

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01.  Without Consent of Holders   . . . . . . . . . . . . . . 79
      SECTION 9.02.  With Consent of Holders  . . . . . . . . . . . . . . . . 79
      SECTION 9.03.  Revocation and Effect of Consent   . . . . . . . . . . . 81
      SECTION 9.04.  Notation on or Exchange of Notes   . . . . . . . . . . . 81
      SECTION 9.05.  Trustee to Sign Amendments, Etc.   . . . . . . . . . . . 81
      SECTION 9.06.  Conformity with Trust Indenture Act  . . . . . . . . . . 82

                                   ARTICLE TEN
                               PLEDGED SECURITIES

      SECTION 10.01.  Security  . . . . . . . . . . . . . . . . . . . . . . . 82
      SECTION 10.02.  Release upon Termination of the Company's Obligations . 83

                                                                            Page
                                                                            ----
                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

      SECTION 11.01.  Trust Indenture Act of 1939   . . . . . . . . . . . . . 84
      SECTION 11.02.  Notices   . . . . . . . . . . . . . . . . . . . . . . . 84
      SECTION 11.03.  Certificate and Opinion As to Conditions Precedent  . . 85
      SECTION 11.04.  Statements Required in Certificate or Opinion   . . . . 85
      SECTION 11.05.  Acts of Holders   . . . . . . . . . . . . . . . . . . . 86
      SECTION 11.06.  Rules by Trustee, Paying Agent or Registrar   . . . . . 87
      SECTION 11.07.  Payment Date Other Than a Business Day  . . . . . . . . 87
      SECTION 11.08.  Governing Law   . . . . . . . . . . . . . . . . . . . . 87
      SECTION 11.09.  No Adverse Interpretation of Other Agreements   . . . . 87
      SECTION 11.10.  No Recourse Against Others  . . . . . . . . . . . . . . 87
      SECTION 11.11.  Successors  . . . . . . . . . . . . . . . . . . . . . . 87
      SECTION 11.12.  Duplicate Originals   . . . . . . . . . . . . . . . . . 88
      SECTION 11.13.  Separability  . . . . . . . . . . . . . . . . . . . . . 88
      SECTION 11.14.  Table of Contents, Headings, Etc.   . . . . . . . . . . 88

                                 ARTICLE TWELVE
                               MEETINGS OF HOLDERS

      SECTION 12.01.  Purposes for Which Meetings May Be Called   . . . . . . 88
      SECTION 12.02.  Manner of Calling Meetings  . . . . . . . . . . . . . . 88
      SECTION 12.03.  Call of Meetings by the Company or Holders  . . . . . . 89
      SECTION 12.04.  Who May Attend and Vote at Meetings   . . . . . . . . . 89
      SECTION 12.05.  Quorum; Action  . . . . . . . . . . . . . . . . . . . . 89
      SECTION 12.06.  Regulations May Be Made by Trustee; Conduct
                           of the Meeting; Voting Rights; Adjournment   . . . 90
      SECTION 12.07.  Voting at the Meeting and Record to Be Kept   . . . . . 91
      SECTION 12.08.  Exercise of Rights of Trustee or Holders May
                           Not Be Hindered or Delayed by Call of Meeting  . . 91
      SECTION 12.09.  Procedures Not Exclusive  . . . . . . . . . . . . . . . 91

                                ARTICLE THIRTEEN
                                   GUARANTEES

      SECTION 13.01.  Guarantees  . . . . . . . . . . . . . . . . . . . . . . 91
      SECTION 13.02.  Severability  . . . . . . . . . . . . . . . . . . . . . 93
      SECTION 13.03.  Limitation of Guarantors' Liability   . . . . . . . . . 93
      SECTION 13.04.  Contribution  . . . . . . . . . . . . . . . . . . . . . 93
      SECTION 13.05.  Subrogation   . . . . . . . . . . . . . . . . . . . . . 94
      SECTION 13.06.  Reinstatement   . . . . . . . . . . . . . . . . . . . . 94
      SECTION 13.07.  Release of a Guarantor  . . . . . . . . . . . . . . . . 94
      SECTION 13.08.  Benefits Acknowledged.  . . . . . . . . . . . . . . . . 94

                                                                            Page
                                                                            ----
                                ARTICLE FOURTEEN
                       COVENANTS RELATING TO THE AIRCRAFT

      SECTION 14.01.  Registration of Aircraft.   . . . . . . . . . . . . . . 95
      SECTION 14.02.  Insurance.  . . . . . . . . . . . . . . . . . . . . . . 95
      SECTION 14.03.  Maintenance, Lease and Possession.  . . . . . . . . . . 97
      SECTION 14.04.  Liens.  . . . . . . . . . . . . . . . . . . . . . . . . 98
      SECTION 14.05.  Certain Further Limitations on Leasing or Other
                           Relinquishment of Possession.    . . . . . . . . . 98
      SECTION 14.06.  Trustee's Acknowledgment of Company's Right to
                           Foreign Registration.  . . . . . . . . . . . . . . 99

                                 ARTICLE FIFTEEN
                                    SECURITY

      SECTION 15.01.  Registration; Replacement and Pooling of
                           Parts; Alterations, Modifications and Additions.  101
      SECTION 15.02.  [Intentionally Omitted]   . . . . . . . . . . . . . .  103
      SECTION 15.03.  Inspection  . . . . . . . . . . . . . . . . . . . . .  103
      SECTION 15.04.  Requisition for Use   . . . . . . . . . . . . . . . .  104
      SECTION 15.05.  Substitution of Collateral.   . . . . . . . . . . . .  104
      SECTION 15.06.  Release of Collateral.  . . . . . . . . . . . . . . .  105
      SECTION 15.07.  Discontinuance of Proceedings   . . . . . . . . . . .  105
      SECTION 15.09.  Termination of Interest in Collateral   . . . . . . .  105

EXHIBIT A    Form of Note                                                    A-1
EXHIBIT B    [Intentionally Omitted]
EXHIBIT C    Form of Certificate to Be Delivered in Connection with
             Transfers to Non-QIB Accredited Investors                       C-1
EXHIBIT D    Form of Certificate to Be Delivered in Connection with
             Transfers Pursuant to Regulation S                              D-1

SCHEDULE A   AIA Aircraft
SCHEDULE B-1 Aircraft Leasing Aircraft
SCHEDULE B-2 Leases of the Aircraft Leasing Aircraft

     INDENTURE, dated as of November 15, 1997, between Kitty Hawk, Inc., a Delaware corporation, as Issuer (the "Company"), each Subsidiary of the Company, other than American International Cargo, but including American International Airways, Inc., a Michigan corporation ("AIA"), Kitty Hawk Aircargo, Inc., a Texas corporation ("Aircargo), and Aircraft Leasing, Inc., a Texas corporation ("Leasing"), each as owners of certain aircraft pledged to secure the obligations hereunder (collectively, the "Guarantors") and Bank One, NA, a national banking association, as trustee and collateral trustee (individually, the "Trustee" and "Collateral Trustee" and, collectively, where the context so requires, the "Trustee").

                            RECITALS OF THE COMPANY

       The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $340,000,000 aggregate principal amount of the Company's 9.95% Senior Secured Notes Due 2004 (the "Notes") issuable. The Notes will be secured pursuant to the terms of an Escrow and Security Agreement (as defined herein) by certain other assets, including certain Pledged Securities (as defined herein) as provided by Article Ten of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

       Each Guarantor has duly authorized the guarantee of up to $340,000,000 aggregate principal amount of the Notes (the "Guarantees") and upon the issuance of the Exchange Notes, if any, up to $340,000,000 aggregate principal amount of the Exchange Notes (the "Guarantees").

       This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.


                      AMERICAN INTERNATIONAL AIRWAYS, INC.
                                GRANTING CLAUSE

       NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, all Notes from time to time outstanding under this Indenture and the performance and observance by the Company of all the agreements, covenants and provisions for the benefit of the Holders in this Indenture and the Notes contained, and the prompt payment of any and all amounts from time to time owing under this Indenture by the Company to the Trustee, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and the covenants herein contained, and the acceptance of the Notes by the Holders and of the sum of $1 paid to the Company by the Collateral Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, AIA has granted, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, assign, transfer, convey, pledge and confirm, unto the Collateral Trustee and its successors and assigns, for the security and benefit of the Holders and the Trustee as aforesaid, a first priority security interest in all estate, right, title and interest of AIA in, to and under the following described property, rights and privileges (which, collectively, including all property hereafter specifically subjected to the Lien of this Indenture by any agreement supplemental hereto, or otherwise expressly subject to the terms and provisions hereof, shall constitute a portion of the Collateral (as defined herein)), to wit:

              (i) seven Boeing 747s and eight Lockheed L-1011s, along with the Engines, as specified on Schedule A hereto (collectively, the "AIA Aircraft");

              (ii) all insurance and requisition proceeds and other similar payments with respect to each of the AIA Aircraft;

              (iii) all monies or securities deposited or required to be deposited with the Trustee;

              (iv) any purchase agreements and any related documentation to the extent assignable for each Aircraft

              (v)    all logs, data and records related to the Aircraft; and

              (vi)   all proceeds of the foregoing, other than accounts.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing under this Indenture, (a) the Collateral Trustee shall not take or cause to be taken any action contrary to the Company's right hereunder to quiet enjoyment of the AIA Aircraft and related hush kits, and to possess, use, retain and control the AIA Aircraft and related hush kits and all revenues, income and profits derived therefrom.


                              AIA HABENDUM CLAUSE

       TO HAVE AND TO HOLD ALL and singular and aforesaid property unto the Collateral Trustee and its successors and assigns, in trust for the benefit and security of the Holders and the Trustee and for the uses and purposes and subject to the terms and provisions set forth in this Indenture; provided, however, that the Lien of this Indenture shall be subject to discharge as provided in Section 8.02.

       AIA does hereby constitute the Collateral Trustee the true and lawful attorney of AIA, irrevocably, with full power (in the name of AIA or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the this Indenture and any documents related hereto and all other property which now or hereafter constitutes part of the AIA Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Trustee may deem to be necessary or advisable in the premises; providing, however, that the Collateral Trustee shall not exercise any such rights except upon the occurrence of an Event of Default under this Indenture.

       AIA agrees that at any time and from time to time, upon the written request of the Collateral Trustee or the Holder of a majority in principal amount of the Notes outstanding, AIA will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Trustee or such Holder of a majority in principal amount of the Notes outstanding may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and the rights and powers granted herein.


                             AIRCRAFT LEASING, INC.
                                GRANTING CLAUSE

       NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, all Notes from time to time outstanding under this Indenture and the performance and observance by the Company of all the agreements, covenants and provisions for the benefit of the Holders in this Indenture and the Notes contained, and the prompt payment of any and all amounts from time to time owing under this Indenture by the Company to the Trustee, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and the covenants herein contained, and the acceptance of the Notes by the Holders and of the sum of $1 paid to the Company by the Collateral Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, Leasing has granted, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, assign, transfer, convey, pledge and confirm, unto the Collateral Trustee and its successors and assigns, for the security and benefit of the Holders and the Trustee as aforesaid, a first priority security interest in all estate, right, title and interest of Leasing in, to and under the following described property, rights and privileges (which, collectively, including all property hereafter specifically subjected to the Lien of this Indenture by any agreement supplemental hereto, or otherwise expressly subject to the terms and provisions hereof, shall constitute a portion of the Collateral (as defined herein)), to wit:

              (i) eleven Boeing 727s, along with the Engines, as specified on Schedule B-1 hereto (collectively, the "Leasing Aircraft");

              (ii) all insurance and requisition proceeds and other similar payments with respect to each of the Leasing Aircraft;

              (iii) all monies or securities deposited or required to be deposited with the Trustee;

              (iv) any purchase agreements and any related documentation to the extent assignable for each Aircraft

              (v)    all logs, data and records related to the Leasing
                     Aircraft;

              (vi) all Leases of the Leasing Aircraft, including without limitation, those described on Schedule B-2 attached hereto; and

              (vii)  all proceeds of the foregoing, other than accounts.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing under this Indenture, (a) the Collateral Trustee shall not take or cause to be taken any action contrary to the Company's right hereunder to quiet enjoyment of the Leasing Aircraft and related hush kits, and to possess, use, retain and control the Leasing Aircraft and related hush kits and all revenues, income and profits derived therefrom.


                            LEASING HABENDUM CLAUSE

       TO HAVE AND TO HOLD ALL and singular and aforesaid property unto the Collateral Trustee and its successors and assigns, in trust for the benefit and security of the Holders and the Trustee and for the uses and purposes and subject to the terms and provisions set forth in this Indenture; provided, however, that the Lien of this Indenture shall be subject to discharge as provided in Section 8.02.

       Leasing does hereby constitute the Collateral Trustee the true and lawful attorney of Leasing, irrevocably, with full power (in the name of Leasing or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the this Indenture and any documents related hereto and all other property which now or hereafter constitutes part of the Leasing Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Trustee may deem to be necessary or advisable in the premises; providing, however, that the Collateral Trustee shall not exercise any such rights except upon the occurrence of an Event of Default under this Indenture.

       Leasing agrees that at any time and from time to time, upon the written request of the Collateral Trustee or the Holder of a majority in principal amount of the Notes outstanding, Leasing will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Trustee or such Holder of a majority in principal amount of the Notes outstanding may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and the rights and powers granted herein.

                            KITY HAWK AIRCARGO, INC.
                                GRANTING CLAUSE

       NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, all Notes from time to time outstanding under this Indenture and the performance and observance by the Company of all the agreements, covenants and provisions for the benefit of the Holders in this Indenture and the Notes contained, and the prompt payment of any and all amounts from time to time owing under this Indenture by the Company to the Trustee, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and the covenants herein contained, and the acceptance of the Notes by the Holders and of the sum of $1 paid to the Company by the Collateral Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, Aircargo has granted, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, assign, transfer, convey, pledge and confirm, unto the Collateral Trustee and its successors and assigns, for the security and benefit of the Holders and the Trustee as aforesaid, a first priority security interest in all estate, right, title and interest of Aircargo in, to and under the following described property, rights and privileges (which, collectively, including all property hereafter specifically subjected to the Lien of this Indenture by any agreement supplemental hereto, or otherwise expressly subject to the terms and provisions hereof, shall constitute a portion of the Collateral (as defined herein)), to wit:

              (i) two Boeing 727s, along with the Engines, as specified on Schedule C hereto (collectively, the "Aircargo Aircraft");

              (ii) all insurance and requisition proceeds and other similar payments with respect to each of the Aircargo Aircraft;

              (iii) all monies or securities deposited or required to be deposited with the Trustee;

              (iv) any purchase agreements and any related documentation to the extent assignable for each Aircraft

              (v)    all logs, data and records related to the Aircargo
                     Aircraft; and

              (vi)   all proceeds of the foregoing, other than accounts.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing under this Indenture, (a) the Collateral Trustee shall not take or cause to be taken any action contrary to the Company's right hereunder to quiet enjoyment of the Aircargo Aircraft and related hush kits, and to possess, use, retain and control the Aircargo Aircraft and related hush kits and all revenues, income and profits derived therefrom.





                                      4A

                            AIRCARGO HABENDUM CLAUSE

       TO HAVE AND TO HOLD ALL and singular and aforesaid property unto the Collateral Trustee and its successors and assigns, in trust for the benefit and security of the Holders and the Trustee and for the uses and purposes and subject to the terms and provisions set forth in this Indenture; provided, however, that the Lien of this Indenture shall be subject to discharge as provided in Section 8.02.

       Aircargo does hereby constitute the Collateral Trustee the true and lawful attorney of Aircargo, irrevocably, with full power (in the name of Aircargo or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the this Indenture and any documents related hereto and all other property which now or hereafter constitutes part of the Aircargo Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Trustee may deem to be necessary or advisable in the premises; providing, however, that the Collateral Trustee shall not exercise any such rights except upon the occurrence of an Event of Default under this Indenture.

       Aircargo agrees that at any time and from time to time, upon the written request of the Collateral Trustee or the Holder of a majority in principal amount of the Notes outstanding, Aircargo will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Trustee or such Holder of a majority in principal amount of the Notes outstanding may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and the rights and powers granted herein.



                     AND THIS INDENTURE FURTHER WITNESSETH

       For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:





                                      4B

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

       SECTION 1.01.  Definitions.

       "ACMI Agreement" means a charter agreement pursuant to which the Company or any Owner supplies aircraft, crew, maintenance and insurance under which the Company or Owner retains operational control and maintains the Aircraft under its operation specifications and, in no event, shall be deemed a lease of the Aircraft.

       "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

       "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted (unless such permission could, as determined by the chief financial officer of the Company in good faith, be readily and reasonably obtained) by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

       "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its

Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.15.

       "Adjusted Net Assets" has the meaning provided in Section 13.04.

       "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, with respect to the Company, ownership of Capital Stock representing more than 10% of the voting power of the Company's Capital Stock shall be deemed control.

       "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar appointed as such pursuant to the provisions hereof.

       "Agent Members" has the meaning provided in Section 2.07(a).

       "Aircraft" means each of the Airframes together with the Engines relating thereto and hush kits, if any, installed thereon, upon which the Trustee has been granted a security interest and mortgage lien by the Owner thereof pursuant to this Indenture and any Airframes which may from time to time be substituted for such Airframes pursuant to the terms of this Indenture.

       "Airframes" means each of the nine Boeing 747 Aircraft, eight Lockheed L-1011 Aircraft and thirteen Boeing 727 Aircraft (except Engines or engines from time to time installed on such Aircraft) initially pledged to secure the Company's obligations under this Indenture and the Notes and any Aircraft (except Engines or engines from time to time installed on such Aircraft) which may from time to time be substituted for such Aircraft (except Engines or engines from time to time installed on such Aircraft) pursuant to this Indenture.

       "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or
(ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

       "Asset Disposition" means the sale or other disposition, outside the ordinary course of business, by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of
(i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

       "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary (other than director's qualifying shares), (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of Section 4.11, (c) leases of aircraft, including the Aircraft and any engines, including the Engines, pursuant to the provisions of Section 14.03 or similar arrangements, including pooling or interchange arrangements as described therein, (d) sales, transfers or other dispositions of assets that have a fair market value of less than $20.0 million from the Closing Date through the final stated maturity of the Notes, (e) Sales or Events of Loss and (f) sales of collateral which is pledged to secure the New Credit Facility or Term Loan, so long as the proceeds are applied to reduce the aggregate Indebtedness thereunder.

       "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

       "Aviation Act" means the Federal Aviation Act of 1958, as amended, and recodified in Subtitle VII of Title 49 of the United States Code, and applicable regulations thereunder.

       "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

       "Board of Directors" means the Board of Directors of the Company or any authorized committee of such Board of Directors.

       "Board Resolution" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       "Borrowing Base" shall have the meaning given to such term in the New Credit Facility, as in effect from time to time.

       "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

       "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

       "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

       "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

       "Cash Equivalents" means (i) United States dollars or foreign currency that is readily exchangeable into United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for the underlying securities of the types described in clauses (ii) and
(iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing not more than 90 days after the date of acquisition.

       "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

       "Change of Control Triggering Event" means both the occurrence of a Change of Control and a Rating Decline.

       "Closing Date" means the date on which the Notes are originally issued under this Indenture.

       "Collateral" means (i) the Aircraft, including Engines, as specified on Schedule S, A, B-1, and C hereto, (ii) all insurance and requisition proceeds and other similar payments with respect to each of the Aircraft, (iii) all monies or securities deposited or required to be deposited with the Trustee,
(iv) any purchase agreements and any related documentation to the extent assignable for each Aircraft, (v) all logs, data and records related to the Aircraft, (vi) the Pledged Securities on deposit in the Escrow Account, the Escrow Account and certain related assets, as described in the Escrow and Security Agreement, (vii) all rights of any Owner under any Lease relating to any Aircraft, including those specified on Schedule B-2 hereto, and (viii) all proceeds of the foregoing. other than accounts. The Collateral shall also include the Optioned Aircraft or Eligible Aircraft described in the Escrow and Security Agreement, when acquired by AIA, which AIA will grant a lien and security interest on to the Collateral Trustee upon their acquisition.

       "Collateral Access Event" means any Collateral Access Event in Section 6.02.

       "Collateral Trustee" means the Person named as the "Collateral Trustee" in the first paragraph of this Indenture until a successor Collateral Trustee shall have become such pursuant to the applicative provisions of this Indenture, and thereafter "Collateral Trustee" shall mean such Collateral Trustee.

       "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

       "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such common stock.

       "Common Stock Offering" means the public offering by the Company and certain selling stockholders of 3,000,000 shares of Common Stock of the Company consummated on November 19, 1997.

       "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Five of this Indenture and, thereafter, means the successor.

       "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President or a Vice President and delivered to the Trustee.

       "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries otherwise in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced hereunder) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

       "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes and the establishment of the New Credit Facility and the Term Loan and the other transactions contemplated by the Transactions and Refinancing, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

       "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall exclude Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

       "Convention" means the Convention International Recognition of Rights in Aircraft, as amended or recodified from time to time.

       "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at c/o First Chicago Trust Company, 14 Wall Street, 8th Floor, New York, New York 10002, Attention: Corporate Trust and Agency Group.

       "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

       "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

       "Depositary" means The Depository Trust Company, its nominees, and their respective successors, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

       "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes other than Capital Stock issued to employees; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section 4.14 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.11 and Section 4.14.

       "Eligible Aircraft" means one or more aircraft that would be useful in the Company's business and having a value (or fair value or similar measure) determined by an aircraft appraisal firm of national standing equal to or in excess of the price paid therefor by the Company.

       "Engines" means for each of the Boeing 747 Airframes, each of the 36 Pratt & Whitney JT9D-7A Engines and each of the 20 JT9D-7J Engines relating thereto, as more specifically described on Schedule A or B-1 hereto, and any engines which may from time to time be substituted for such engines pursuant to this Indenture; and with respect to the Boeing 727 Airframes means each of the 9 Pratt & Whitney JT8D-B Engines, each of the 3 JT8D-15A Engines, each of the 3 JT8D-15/15A Engines, each of the 12 JT8D-15 Engines, each of the 6 JT8D-9A Engines, and each of the 6 JT8D-9A/7B Engines relating thereto, as more specifically described on Schedule A or B-1 hereto, and any engines which may from time to time be substituted for such engines pursuant to this Indenture and with respect to the Lockheed L-1011 Airframes, each of the 24 Rolls Royce RB211-524 Engines relating thereto, as more specifically described on Schedule A or B-1 hereto, and any engines which may from time to time be substituted for such Engines pursuant to this Indenture.

       "Escrow Account" means an account established with the Trustee pursuant to the terms of the Escrow and Security Agreement for the deposit of the Pledged Securities to be purchased by the Company with the net proceeds from the sale of the Notes.

       "Escrow and Security Agreement" means the Escrow and Security Agreement, dated as of the Closing Date, made by the Company and the Guarantors in favor of the Trustee, governing the disbursement of funds from the Escrow Account and granting a security interest in certain assets, including the Pledged Securities, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

       "Event of Default" has the meaning provided in Section 6.01.

       "Event of Loss" with respect to the Aircraft or Engine means any of the following events: (i) payment of an insurance settlement with respect to such property on the basis of an actual or constructive total loss; (ii) destruction or damage beyond repair; provided that, if it was not clear whether damage constitutes damage beyond repair, an Event of Loss will be deemed to occur when it is determined by the Company that such damage is beyond repair; (iii) theft or disappearance for a period in excess of 120 days, unless the location of the Aircraft is known and the Company is diligently pursuing its recovery; (iv) the condemnation or taking of title to such Aircraft by the United States government or any foreign government or instrumentality or agency thereof; (v) the requisition or taking of use of such Aircraft or airframe by a foreign government or instrumentality or agency for a continuous period of more than six months; (vi) with respect to an Engine only, the requisition for use by any government or the divestiture of title resulting from the installation of such Engine on an airframe leased to the Company or purchased by the Company subject to a conditional sale agreement, in either case, under circumstances where the Trustee's security interest in such Engine is adversely affected thereby; or
(vii) "grounding" of such Aircraft for a period of twelve consecutive months (or such shorter period determined by the Company) due to an action by a governmental body, unless prior to and after the expiration of such period, the Company is diligently carrying forward all necessary steps to permit normal use.

       "Excess Proceeds" has the meaning provided in Section 4.11.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

       "Exchange Notes" means any securities of the Company containing terms substantially identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to an exchange offer consummated in accordance with the Registration Rights Agreement.

       "Excluded Restricted Subsidiary" means any Restricted Subsidiary principally engaged in a business similar to that of the Company or any of its Restricted Subsidiaries or any business reasonably related thereto and domiciled outside the United States of America if the issuance of a Guarantee by such Subsidiary would, as determined in good faith in a resolution of the Board of Directors, create a material tax disadvantage or would be illegal under applicable law.

       "Existing Stockholders" means Mr. M. Tom Christopher, his spouse and children and any trust the sole beneficiaries of which consist of the foregoing persons.

       "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

       "Fraudulent Conveyance Act" means any statute based on or substantially similar to the Uniform Fraudulent Conveyance Act.

       "Fraudulent Transfer Act" means any statute based on or substantially similar to the Uniform Fraudulent Transfer Act.

       "Funding Guarantor" has the meaning provided in Section 13.04.

       "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. The numbers used to calculate all ratios and perform all computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (A) the amortization of any expenses incurred in connection with the offering of the Notes and (B) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

       "Global Notes" has the meaning provided in Section 2.01.

       "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

       "Guarantor" means all Restricted Subsidiaries of the Company other than AIC and any Excluded Restricted Subsidiary; provided that, upon the release and discharge of any Guarantor from its Guarantee in accordance with this Indenture, such Guarantor shall cease to be a Guarantor.

       "Holder" or "Noteholder" means the registered holder of any Note.

       "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

       "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),
(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables and accrued expenses, (v) all Capitalized Lease Obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such

Indebtedness less the then remaining unamortized portion of the original issue discount of such Indebtedness as determined in conformity with GAAP, (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) Indebtedness shall not include any liability for federal, state, local or other taxes.

       "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

       "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

       "Interest Coverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission pursuant to Section 4.15 (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
(C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been received on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that, to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction

Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

       "Interest Payment Date" means each semiannual interest payment date on May 15 and November 15 of each year, commencing May 15, 1998.

       "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement, including, without limitation, any fuel hedging or fuel protection agreement.

       "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of
Section 4.06; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

       "Kalitta Companies" means American International Airways, Inc., a Michigan corporation, Kalitta Flying Service, Inc., a Michigan corporation, Flight One Logistics, Inc., a Michigan corporation, O.K. Turbines, Inc., a Michigan corporation, American International Travel, Inc., a Michigan corporation and American International Cargo, a co-partnership formed under the laws of Michigan.

       "Lease" means those certain leases (excluding, in all events any ACMI Agreement), specified on Schedule B-2 hereto and any lease by the Owner of the Aircraft pertaining to the Aircraft or such other substitute aircraft which becomes Collateral pursuant to the terms hereof, which extends for a period in excess of six months.

       "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest), but excluding any operating lease.

       "Merger" means the mergers of the Kalitta Companies (other than American International Cargo) with and into certain Subsidiaries of Kitty Hawk pursuant to that certain Agreement and Plan of Merger dated September 22, 1997, as amended by Amendment No. 1 dated October 23, 1997 and Amendment No. 2 dated October 29, 1997.

       "Moody's" means Moody's Investors Service, Inc. and its successors.

       "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

       "New Credit Facility" means the $100 million senior secured revolving credit facility with Wells Fargo Bank (Texas), National Association, individually and as agent for other lenders, as amended, refinanced or substituted from time to time; provided that Affiliates of the Company cannot constitute the majority of the lenders thereunder.

       "New York Debtor and Creditor Law" means the New York Debtor and Creditor Law as from time to time in effect.

       "Noise Regulations" means FAA noise standard regulations primarily promulgated under the Airport Noise and Capacity Act of 1990.

       "Note Guarantee" means the Guarantee by the Guarantors of the Company's obligations under the Notes and this Indenture and any other Guarantee of such obligations by any Person.

       "Note Offering" means the offering by the Company of $340,000,000 aggregate principal amount of 9.95% Senior Secured Notes Due 2004 of the Company being issued pursuant to the terms of this Indenture.

       "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

       "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;
(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Company, Depositary or Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

       "Officer" means with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

       "Officers' Certificate" means a certificate signed on behalf of the Company by an Officer. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

       "Opinion of Counsel" means a written opinion signed by legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e). Opinions of Counsel may have qualifications customary for similar opinions.

       "Optioned Boeing 747s" means the two used Boeing 747s which the Company has an option to acquire.

       "Owner" means either AIA, Leasing or Aircargo, as the case may be, as the registered owner of the Aircraft or such other registered owner of aircraft which is substituted as Collateral pursuant to the provisions hereof.

       "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines or engines which are from time to time incorporated or installed in or attached to the Airframe or any Engine, exclusive of any items leased by the Company from third parties.

       "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

       "Permitted Air Carrier" means (i) a United States "air carrier" within the meaning of the Aviation Act or (ii) an air carrier which, among other things, (A) is duly organized and operating pursuant to a license or authorization issued under the laws of any

Permitted Country and (B) will perform or cause to be performed maintenance or engine preventative maintenance, and inspections for such Aircraft, Airframe or any Engine in accordance with standards which are approved by the aeronautical authority in the country or registration of the Aircraft.

       "Permitted Aircraft Lease" by any Person means a lease of aircraft owned by such Person to a third party on terms which permit the lessor to reacquire possession of such aircraft, with good and marketable title thereto free and clear of any adverse claim in favor of the lessee, upon a material breach of such lease by the lessee.

       "Permitted Country" means, with respect to any Aircraft, any country for which (i) an insurer of national or international standing has provided significant insurance coverage for such Aircraft or (ii) the United States government has assumed liability, including, without limitation, a significant portion of the cost of replacing such Aircraft, for operation of such Aircraft within such country.

       "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary); provided that such person's primary business is related, ancillary or complementary to the businesses of the Company or its Restricted Subsidiaries on the date of such Investment; (ii) Cash Equivalents and Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) loans or advances to employees of the Company or any Restricted Subsidiary not to exceed $1 million at any time outstanding; (vi) Investments of up to $25.0 million in Permitted Joint Ventures; and (vii) Investments in Excluded Restricted Subsidiaries the aggregate amount of which does not at any time outstanding exceed 10% of Adjusted Consolidated Net Tangible Assets.

       "Permitted Joint Ventures" means any Unrestricted Subsidiary or any other Person in which the Company or a Restricted Subsidiary owns an ownership interest, directly or indirectly (other than a Restricted Subsidiary) and whose business is related or ancillary to the business of the Company or any of its Restricted Subsidiaries at the time of determination.

       "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that
(a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Company or any Restricted Subsidiary;
(xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens to secure Indebtedness incurred pursuant to clause (vii) of the second paragraph of Section 4.03; provided the assets securing such Indebtedness were or are acquired with the proceeds of such Indebtedness; (xix) Liens on or sales of receivables; and (xx) Liens created pursuant to the terms of any aircraft lease or any lease or pooling or interchange arrangement relating to an Engine incurred in compliance with Section 14.03; provided that no such Liens exist with respect to the Collateral except as otherwise permitted pursuant to the terms hereof.

       "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "Physical Notes" has the meaning provided in Section 2.01.

       "Pledged Securities" means the U.S. Government Obligations to be purchased by the Company or any Guarantor (or on their respective behalf) and held in the Escrow Account in accordance with the Escrow and Security Agreement.

       "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

       "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

       "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

       "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

       "Rating Agencies" means (i) S&P and (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

       "Rating Category" means (i) with respect to S&P, any of the following categories: A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations with Rating Categories (+ and -- for S&P; 1, 2 and 3 for Moody's; or equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB-- to B+, will constitute a decrease of one gradation).

       "Rating Date" means the date which is 90 days prior to the earlier of
(x) Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by the Company or any Person to effect a Change of Control.

       "Rating Decline" means the decrease (as compared with the Rating Date) by one or more gradations (including gradations within the Rating Categories as well as between Rating Categories) of the rating of the Notes by either Rating Agency on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or of any Person to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that in the event the Notes are not rated by two Rating Agencies at the time a Change of Control occurs, a Rating Decline shall be deemed to have occurred.

       "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

       "Redemption Price", when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

       "Refinancings" means the refinancing of substantially all of the currently outstanding indebtedness of the Company and the Kalitta Companies with a portion of the net proceeds of the Notes and the concurrent public offering of Common Stock of the Company and the incurrence of the Term Loan.

       "Registrar" has the meaning provided in Section 2.04.

       "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 19, 1997, between the Company and Morgan Stanley & Co., Incorporated, BT Alex. Brown Incorporated and Fieldstone FPCG Services, L.P., as such agreement may be amended, modified or supplemented from time to time.

       "Registration Statement" means the Registration Statement pursuant to which the Exchange Notes are offered and exchanged for the Notes.

       "Regular Record Date" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

       "Released Indebtedness" means, with respect to any Asset Sale, Indebtedness (i) which is owed by the Company or any Restricted Subsidiary (the "Obligors") prior to such Asset Sale, (ii) which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale and (iii) with respect to which each such Obligor receives written, unconditional releases from each creditor, no later than the closing date of such Asset Sale.

       "Responsible Officer", when used with respect to the Trustee, means the chairman of the board of directors, the chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers (including any officer within the Corporate Trust and Agency Group (or any successor group) of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

       "Restricted Payments" has the meaning provided in Section 4.04.

       "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

       "Rule 144A" means Rule 144A under the Securities Act.

       "Sale" has the meaning provided in Section 4.17.

       "Securities Act" means the Securities Act of 1933, as amended from time to time.

       "Security Registrar" has the meaning provided in Section 2.04.

       "Shelf Registration Statement" has the meaning provided in the Registration Rights Agreement.

       "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

       "S&P" means Standard & Poor's Ratings Service and its successors.

       "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

       "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding

Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

       "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

       "Term Loan" means the $45.9 million term loan with Wells Fargo Bank (Texas), National Association, individually and as agent for other lenders, entered into as of the Closing Date, together with any other loan or credit agreements entered into from time to time with one or more banks or other lenders, for the purpose of refinancing or refunding such Term Loan in an amount not to exceed $45.9 million (plus premiums, accrued interest, fees and expenses).

       "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

       "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

       "Transactions" means the Note Offering, the Merger and the Common Stock Offering.

       "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

       "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

       "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

       "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under
Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under
Section 4.03 and Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

       "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S.

Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

       "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

       "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law and up to 5% of the Capital Stock of such Subsidiary) by such Person or one or more Wholly Owned Subsidiaries of such Person.

       SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes;

              "indenture security holder" means a Holder or a Noteholder;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee; and

              "obligor" on the indenture securities means the Company or any other obligor on the Notes.

       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

       SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

              (i)    a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (iii)  "or" is not exclusive;

              (iv) words in the singular include the plural, and words in the plural include the singular;

              (v)    provisions apply to successive events and transactions;

              (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

              (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

              (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                  ARTICLE TWO
                                   THE NOTES

       SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit
A. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

       The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. The Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Notes"), deposited on behalf of the Holders with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

       Notes offered and sold to Institutional Accredited Investors shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes").

       The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

       SECTION 2.02. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, each Global Note and each Physical Note shall bear the legend, set forth below on the face thereof:


       THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON EXEMPTIONS FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d), IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO KITTY HAWK, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF NOTES OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN

       CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

       Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

        SECTION 2.03. Execution, Authentication and Denominations. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to up to $340 million at any time outstanding, subject to the provisions of Section 2.09 hereof. The Notes shall be executed by two Officers of the Company, by facsimile or manual signature, in the name and on behalf of the Company.

       If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

       A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

       Subject to the foregoing, at any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for issuance of Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the issuance of Notes is to be authenticated.

       The Trustee may appoint an authenticating agent to authenticate Notes. If the appointment of such authenticating agent is not at the discretion and for the convenience of the Trustee, then such authenticating agent shall be compensated by the Company. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

       Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Note, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers.

       The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

       SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents. The Company or any of its Subsidiaries or any Affiliate of each may act as Paying Agent or Registrar.

       The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

       The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Company shall furnish, or cause to be furnished, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register. At the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Security Register. The Trustee shall act as the Paying Agent for any Offer to Purchase.

       SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

       SECTION 2.06. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission (confirmed in an Officers' Certificate delivered to the Trustee) and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

       The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

       SECTION 2.07. Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

       Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

       (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

       (c) Any beneficial interest in the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

       (d) In connection with any transfer of a beneficial interest in a Global Note to beneficial owners, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Notes in an amount equal to the principal amount of the beneficial interest in such Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

       (e) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

       (f) Any Physical Note delivered in exchange for an interest in the Global Note pursuant to this Section shall, except as otherwise provided by paragraph (e) of Section

2.08, bear the legend regarding transfer restrictions applicable to the Physical Note set forth in Section 2.02.

       (g) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

       (h) Beneficial owners of interests in a Global Note may receive Physical Notes (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

       (i) The registered Holder of a Physical Note may exchange such Note for a beneficial interest in the Global Note in accordance with the procedures of the Depositary; provided that such Holder has certified to the Registrar that it is a QIB or such Note has been exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement. In connection with such exchange, the Registrar shall reflect on its books and records an increase in the principal amount of the relevant Global Note equal to the principal amount of such Physical Note and the Trustee shall cancel the Physical Notes so exchanged.

       SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

       (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

              (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or
       (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $250,000 at the time of such transfer, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

              (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
       (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

       (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Physical Note or an interest in a Global Note prior to the removal of the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

              (i) If the Note to be transferred consists of (x) Physical Notes the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

              (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Notes in an amount equal to the principal amount of the Physical Notes, to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

       (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

              (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a Physical Note or an interest in the Global Note only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor;

              (ii) (a) If the proposed Transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
       (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

       (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

       (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

       The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

       SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims and provides evidence to the Trustee's reasonable satisfaction that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount; provided that the requirements of this Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for the expenses of the Company and the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the

Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

       Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

       The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies against the Company and the Trustee with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

       SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee (i) except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding and (ii) except to the extent of any reduction in the principal amount of any Global Note made by the Trustee in accordance with the provisions hereof.

       If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

       If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date or the Stated Maturity of the Notes money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

       Notes, or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Article Eight) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own Paying Agent), on and after that time shall cease to be outstanding and, in the case of redemption, interest on such Notes shall cease to accrue, provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice.

       A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes.

       SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

       SECTION 2.12. Cancellation. The Company at any time may deliver, or cause to be delivered, Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee (and no one else) shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy them in accordance with its normal procedure (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

       SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP," "CINS" and "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such CUSIP, CINS or ISIN numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided, further, that failure to use CUSIP, CINS or ISIN numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice. The Company shall promptly notify the Trustee of any change in CUSIP, CINS or ISIN numbers.

       SECTION 2.14. Defaulted Interest. If the Company or any of the Guarantors default in a payment of interest on the Notes, they shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

       SECTION 2.15. Record Date. The record date for purposes of determining the identity of Holders of the Notes or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

       SECTION 2.16 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                 ARTICLE THREE
                                   REDEMPTION

       SECTION 3.01. Right of Redemption. (a) The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after November 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing November 15, of the years set forth below:

             YEAR                                             REDEMPTION PRICE
             ----                                             ----------------
             2001  . . . . . . . . . . . . . . . . . .            104.975%
             2002  . . . . . . . . . . . . . . . . . .            102.488%
             2003  . . . . . . . . . . . . . . . . . .            100.000%


       (b) In addition, at any time prior to November 15, 2000, the Company may redeem up to 35% of the principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at any time or from time to time, at a Redemption Price (expressed as a percentage of principal amount) of 109.95%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that at least $150 million aggregate principal amount of Notes remains outstanding after each such redemption.

       (c) If more than 90% of the outstanding principal amount of the Notes are tendered pursuant to one or more Offers to Purchase pursuant to the terms hereof, the balance of the Notes will be redeemable, at the Company's option, in whole but not in part, at any time thereafter, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at a Redemption Price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on a record date that is on or prior to the Redemption Date to receive interest due on the next Interest Payment
Date).

       SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01(a) or (b), it shall notify the Trustee in writing of the Redemption Date, the principal amount at Stated Maturity of Notes to be redeemed and the clause of this Indenture pursuant to which the redemption shall occur.

       The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

       If the Company is required to make an Offer to Purchase Notes pursuant to the terms hereof or the Escrow and Security Agreement, it shall furnish to the Trustee, at least 45 days before the scheduled Redemption Date, an Officer's Certificate setting forth the section of the Indenture pursuant to which the Offer to Purchase shall occur, the terms of the offer, the principal amount of Notes to be purchased, the purchase price, the purchase date and a statement to the effect that the Company or one of its Restricted Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than 10% of Adjusted Consolidated Net Assets or a Change of Control or Event of Loss has occurred, as applicable.

       SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

       The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount at Stated Maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at Stated Maturity or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount at Stated Maturity. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

       SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01(a) or (b), at least 30 days but not more than 60 days before a Redemption Date the Company shall mail or cause to be mailed, a notice of redemption by first class mail (pursuant to the requirements of Section 11.02) to each Holder whose Notes are to be redeemed.

       The notice shall identify the Notes to be redeemed and shall state:

              (i)    the Redemption Date;

              (ii)   the Redemption Price;

              (iii)  the name and address of the Paying Agent;

              (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

              (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued and unpaid interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

              (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount at Stated Maturity or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

              (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

              (viii) the aggregate principal amount at Stated Maturity of Notes being redeemed.

       At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee, at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

       SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.

       Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

       SECTION 3.06. Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money in immediately available funds sufficient to pay the Redemption Price of and any accrued and unpaid interest on all Notes to be redeemed on that date, other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

       SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued and unpaid interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued and unpaid interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided that installments of interest whose record date is prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on such record date.

       SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall at its expense issue and execute and the Trustee shall authenticate and deliver for the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.


                                  ARTICLE FOUR
                                   COVENANTS

       SECTION 4.01. Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 A.M. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.10, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Notes.

       The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

       SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.04.

       SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Guarantees and Indebtedness existing on the Closing Date); provided that the Company and any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be at least 2.25:1 in the case of an Incurrence during the period ending on the second anniversary of the Closing Date and 2.75:1 in the case of any subsequent Incurrence.

       Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below), may Incur each and all of the following:

              (i) Indebtedness of the Company or any Guarantor outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $100 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11 and (B) the Borrowing Base;

              (ii) Indebtedness owed (A) to the Company evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

              (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi) or
       (viii) of this paragraph) and any refinancing thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided, further, that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

              (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates, fuel rates, or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, fuel rates, or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

              (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described under Sections 8.01, 8.02 or
       8.03 hereof;

              (vi) Note Guarantees and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07;

              (vii) Indebtedness of the Company or any Guarantor Incurred to finance the cost (including the costs of installation) of acquiring aircraft, engines, spare engines, hush kits, spare parts or equipment attached thereto or any other aircraft-related asset used or useful in the business of the Company or any of its Restricted Subsidiaries on the date of such Incurrence (including acquisitions by way of a Capitalized Lease and any acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary, to the extent of the fair market value of the aircraft, engines, equipment related thereto and such aircraft-related assets of such Person at the time of such Incurrence); provided that (a) such Indebtedness is created solely for the purpose of financing the costs (including transaction costs and the costs of improvement or construction) of property or assets and is Incurred prior to, at the time of or within 12 months after, the later of the acquisition, the completion of construction or the commencement of full operation of such property or assets, and (b) the principal amount of such Indebtedness does not exceed 100% of such costs;

              (viii) the Term Loan; and

              (ix) Indebtedness not to exceed $50.0 million in aggregate principal amount at any one time outstanding.

       (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

       (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Guarantees, Liens, letters of credit or other obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

       SECTION 4.04. Limitation on Restricted Payments. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,
(i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.15 plus
(2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated

Maturity of the Notes) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus (4) $5 million.

       The foregoing provision shall not be violated by reason of:

              (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

              (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part
       (a) of Section 4.03;

              (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

              (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

              (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01;

              (vi) Investments acquired in exchange for or out of the proceeds of a substantially concurrent issuance of Capital Stock (other than Disqualified Stock) of the Company;

              (vii) the repurchase, redemption, retirement, defeasance or other acquisition for value of subordinated Indebtedness of the Company in the event of a change of control (to the extent required pursuant to the terms of such Indebtedness when Incurred), if prior thereto or contemporaneously therewith the Company has made or makes an Offer to Purchase the Notes and has repurchased and accepted and paid for all Notes validly tendered and not withdrawn with respect thereto; or

              (viii) the repurchase, redemption or other acquisition of Capital Stock of the Company issued to employees of the Company or any Restricted Subsidiary, for consideration not to exceed $1.0 million in any 12-month period and $3.0 million in aggregate;

provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

       Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

       Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

       SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary other than a Guarantor to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

       The foregoing provisions shall not restrict any encumbrances or restrictions:

              (i) existing on the Closing Date in any agreement, and any extensions, refinancing, renewals or replacements of any such agreement; provided that the encumbrances and restrictions in any such extensions, refinancing, renewals or replacements are no less favorable in any material respect to the Holders, when looked at in the aggregate, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

              (ii)   existing under or by reason of applicable law;

              (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

              (iv)   in the case of clause (iv) of the first paragraph of this
       Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

              (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

              (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and
       (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

       Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure

Indebtedness of the Company or any of its Restricted Subsidiaries, including, without limitation, the Collateral in accordance with the terms hereof.

       SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale or (iv) issuances or sales of Common Stock of a Restricted Subsidiary if the Net Cash Proceeds thereof are applied in accordance with clause (A) or (B) of Section 4.11.

       SECTION 4.07. Issuances of Guarantees by New Restricted Subsidiaries. The Company shall provide to the Trustee, on the date that any Person (other than an Excluded Restricted Subsidiary) becomes a Restricted Subsidiary, a supplemental indenture to this Indenture, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior basis by such new Restricted Subsidiary of the Company's obligations under the Notes and this Indenture to the same extent as that set forth in this Indenture; provided that, in the case of any new Restricted Subsidiary that becomes a Restricted Subsidiary through the acquisition of a majority of its voting Capital Stock by the Company or any other Restricted Subsidiary, such guarantee may be subordinated to the extent required by the obligations of such new Restricted Subsidiary existing on the date of such acquisition that were not incurred in contemplation of such acquisition.

       SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

       The foregoing limitation does not limit, and shall not apply to:

              (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

              (ii) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

              (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

              (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

              (v)    any Restricted Payments not prohibited by Section 4.04;

              (vi) the execution of, and transactions pursuant to, employment agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business that are consistent with the Company's or such Restricted Subsidiaries' past practice;

              (vii) transactions pursuant to agreements existing on the Closing Date, as in effect on the Closing Date; or

              (viii) grants of stock options, restricted stock and other non-cash equity incentive compensation.

       Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (v) of this paragraph, (a) the aggregate amount of which exceeds $3 million in value, must be approved or determined to be fair in the manner provided for in clause
(i)(A) or (B) above and (b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause
(i)(B) above.

       SECTION 4.09. Limitation on Liens. Other than the rights of the Trustee under this Indenture, the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, including, without limitation, the Collateral, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

       The foregoing limitation does not apply to:

              (i) Liens granted on the Closing Date on assets whenever acquired, and substitutions and replacements for such Liens;

              (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

              (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

              (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
       (iii) of the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

              (v) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under
       Section 4.03;

              (vi)   Permitted Liens;

              (vii) Liens on assets having a fair market value not in excess (on the date any such Lien is incurred) of 20% of Adjusted Consolidated Net Tangible Assets; or

              (viii) Liens on Capital Stock of Subsidiaries in favor of the lenders incurred under clause (i) of the second paragraph of Section 4.03.

       SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

       The foregoing restriction does not apply to any sale-leaseback transaction if:

              (i) the lease is for a period, including renewal rights, of not in excess of three years;

              (ii) the lease secures or relates to industrial revenue or pollution control bonds;

              (iii) the transaction is solely between the Company and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

              (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of subsection (ii) of Section 4.11.

       SECTION 4.11. Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless

              (i) the consideration received by the Company or such Restricted Subsidiary (including the amount of any Released Indebtedness) is at least equal to the fair market value of the assets sold or disposed of; and

              (ii) at least 75% of the consideration received (excluding the amount of any Released Indebtedness) consists of cash or Cash Equivalents or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to Section 4.15), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or any Restricted Subsidiary providing a Note Guarantee or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11.

       The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (ii) above and not applied as so required by the end of such period shall constitute "Excess Proceeds."

       If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least 10% of Adjusted Consolidated Net Tangible Assets, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment

Date. If the aggregate principal amount of Notes tendered pursuant to an Offer to Purchase pursuant to this covenant is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

       SECTION 4.12  [Left Blank]

       SECTION 4.13. Events of Loss. If an Event of Loss occurs with respect to an Aircraft, the Company shall either make an Offer to Purchase a pro rata portion of the Notes or the Company shall subject a replacement aircraft to the Lien on the Collateral pursuant to this Indenture. In the event the Company elects to replace an Aircraft, it must do so within 365 days of the Event of Loss with an aircraft having a value at least equal to, and in as good operating condition and repair and as airworthy as, the Aircraft subject to the Event of Loss, assuming such Aircraft was in the condition and repair required by this Indenture immediately prior to the occurrence of the Event of Loss, all as determined by the chief financial officer of the Company in good faith. In the event the Company elects not to replace such Aircraft, the Company is required to make an Offer to Purchase, not later than 365 days after the occurrence of such Event of Loss, a pro rata amount (based on the ratio borne by the initial appraised value of such Aircraft to the initial aggregate appraised value) of the outstanding principal amount of the Notes at 100% of the principal amount thereof together with accrued and unpaid interest thereon. In the event of an Event of Loss with respect to the Aircraft for which no initial appraisal was conducted, the "initial appraised value" for the purpose of the prior sentence will be determined, in good faith, by the chief financial officer of the Company, as evidenced by an Officer's Certificate delivered to the Trustee. Upon such payment, the Lien on the Collateral pursuant to this Indenture with respect to such Aircraft shall terminate and be released and the Trustee shall execute and deliver to the Company any and all such documentation necessary or required to evidence same.

       If an Event of Loss occurs with respect to an Engine alone, the Company shall replace such Engine with another engine suitable for installation and use on the Aircraft with respect to which such Engine was used, as determined by the chief financial officer of the Company in good faith, as evidenced by an Officer's Certificate delivered to the Trustee.

       SECTION 4.14. Repurchase of Notes upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, the Company must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

       The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, in accordance with the terms hereof.

       The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are also applicable.

       SECTION 4.15. Commission Reports and Reports to Holders. At all times, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by
Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the consummation of an exchange offer pursuant to the effectiveness of a Registration Statement or a Shelf Registration Statement, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

       SECTION 4.16. Limitation on Collateral Sales; Event of Loss. Neither Company nor any Owner will transfer, convey, sell, lease or otherwise dispose of (other than by lease, in compliance with Section 14.03 hereof) (a "Sale") any Aircraft or Engine unless (i) the Owner thereof receives (x) consideration, consisting solely of cash, at the time of such Sale at least equal to the fair market value of the Aircraft or Engine disposed of (determined by the chief financial officer of the Company in good faith, as evidenced by an Officer's Certificate delivered to the Trustee) or (y) an Aircraft or Engine having a value at least equal to, and in as good operating condition and repair and as airworthy as, the Aircraft or Engine subject to the Sale, assuming such Aircraft or Engine, as the case may be, was in the condition and repair required by this Indenture immediately prior to such Sale (determined by the chief financial officer of the Company in good faith, as evidenced by an Officer's Certificate delivered to the Trustee). If any Owner consummates a Sale for cash, or if an Event of Loss occurs, with respect to any Aircraft or Engine, the Trustee will receive and hold, and if received by the Owner, the Owner will pay over to the Trustee, the proceeds of such Sale or Event of Loss. The Owner may, within 365 days after such Sale or Event of Loss, subject to the Lien created pursuant to this Indenture, substitute an Aircraft or Engine, having a value at least equal to, and in as good operating condition and repair and as airworthy as, the Aircraft or Engine subject to the Sale or Event of Loss, assuming such Aircraft or Engine was in the condition and repair required by this Indenture immediately prior to the occurrence of such Sale or Event of Loss (determined by the chief financial officer of the Company in good faith, as evidenced by an Officer's Certificate delivered to the Trustee), and the Trustee shall, upon receipt of evidence of such substitution pursuant to an Officer's Certificate and receipt of documentation in the reasonable judgment of the Trustee necessary or required for the creation of a Lien, in favor of the Holders, on such substitute Collateral, pay to the Owner the proceeds of such Sale or Event of Loss and any related additional amounts held by it. In the event the Company elects not to replace such Aircraft (or in the event such Aircraft or Engine is not replaced within 365 days after such Sale or Event of
Loss), the Trustee
shall refund to the Owner, and the Company shall be required to apply, an amount equal to the proceeds received from such Sale or Event of Loss to make an Offer to Purchase Notes in accordance with Section 4.13; provided that with respect to the proceeds of any Sale or Event of Loss with respect to an Aircraft, in no event shall any Owner be required to so apply, and the Owner shall be permitted to retain, amounts, if any, in excess of the initial appraised value of such Aircraft. Notwithstanding the foregoing, if the Owner consummates a Sale, or an Event of Loss occurs, with respect to an Engine alone, the Owner must replace such Engine with another engine suitable for installation and use on the Aircraft, and having a value at least equal to and in as good operating condition as, the Engine subject to the Sale or Event of Loss, assuming such Engine was of the value and in the condition and repair required by this Indenture immediately prior to the occurrence of such Sale or Event of Loss (as determined by the chief financial officer of the Company in good faith). Any cash received in connection with a Sale or an Event of Loss shall be held by the Trustee and invested as directed by the Company in Cash Equivalents or Temporary Cash Investments until applied in accordance with this covenant. Upon payment to the Trustee of the proceeds from the Sale or an Event of Loss with respect to an Aircraft as required by this Section 4.16, the Lien created pursuant to this Indenture with respect to such Aircraft (but not the proceeds with respect thereto) shall terminate and be released and the Trustee shall execute and deliver to the Company all such documentation necessary or required to evidence such.

       SECTION 4.17. Existence. Subject to Articles Four and Five of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary as each shall be amended from time to time and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company or any of its Restricted Subsidiaries; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Restricted Subsidiary.

       SECTION 4.18. Payment of Taxes and Other Claims. The Company shall pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or
(c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

       SECTION 4.19. Maintenance of Properties and Insurance. The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary and material to the Company and its Restricted Subsidiaries taken as a whole, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.19 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

       Without limiting or increasing the Company's obligations pursuant to
Section 4.12 hereof, the Company shall provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

       SECTION 4.20. Compliance Certificates. (a) The Company and each Guarantor shall deliver to the Trustee, on or before a date not more than 90 days after the end of each fiscal year, an Officers' Certificate stating whether or not the signers know of any Default, Event of Default or a Collateral Access Event that occurred during such fiscal year. In the case of the Officers' Certificate delivered within 90 days of the end of the Company's fiscal year, such certificate shall comply with the applicable provisions of the TIA. If any of the signers of the Officers' Certificate have knowledge of such a Default, Event of Default or a Collateral Access Event, the certificate shall describe any such Default, Event of Default or a Collateral Access Event and its status. The first certificate to be delivered pursuant to this Section 4.20(a) shall be for the first fiscal year beginning after the execution of this Indenture.

       (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, Event of Default or a Collateral Access Event, an Officers' Certificate specifying such Default, Event of Default or a Collateral Access Event and what action the Company is taking or proposes to take with respect thereto.

       SECTION 4.21. Waiver of Stay, Extension or Usury Laws. Each of the Company, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE FIVE
                             SUCCESSOR CORPORATION

       SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

              (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;

              (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

              (iii) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iii) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor of the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens or Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; and

              (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii), if applicable) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

       SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company; provided that the Company shall not be released from the obligation to pay the principal of and interest on the Notes.


                                  ARTICLE SIX
                              DEFAULT AND REMEDIES

       SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

              (a) the Company defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

              (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

              (c) the Company defaults in the performance or breaches the provisions of Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11, Section 4.13 or Section 4.14 hereof;

              (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause
       (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

              (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Guarantor or Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

              (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Guarantor or Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

              (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

              (h)    the Company, any Guarantor or any Significant Subsidiary
       (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

              (i) any Note Guarantee shall cease to be, or shall be asserted in writing by the Company or any Guarantor not to be, in full force and effect or enforceable in accordance with its terms.

       If the last day of the period referred to in clause (b), (d), (e), (f) or (g) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

       SECTION 6.02. Collateral Access Events. A "Collateral Access Event" shall occur with respect to the Notes if:

              (a) the Company fails to make a payment of principal or any payment of interest, or premium when due, and the continuation of such failure unremedied for 15 days;

              (b) The Company fails to procure and maintain property and liability insurance in accordance with the provisions of this Indenture and the continuation of such failure, in the case of maintenance of such insurance, until the earlier of (i) 60 days after notice to the Company or the Trustee that such insurance is subject to lapse or cancellation or (ii) the date such lapse or cancellation is effective as to the Trustee;

              (c) The Company or any Owner operates the Aircraft after receipt of notice that the insurance required by this Indenture has been canceled;

              (d) the Company fails to perform any covenants contained in this Indenture and such failure continues for a period of 60 days after notice to the Company by the Trustee or by Holders of 25% of outstanding Notes under this Indenture, unless such failure is curable and the Company is diligently proceeding to correct such failure and shall in fact correct such failure within 180 days after delivery of such notice;

              (e) any representation or warranty made by the Company in this Indenture, if any, or in any document or certificate furnished to the Trustee or the Holders under this Indenture, shall be incorrect in any material respect as of the date made and shall be material at the time of determination and shall not have been remedied within 60 days after notice has been given to the Company by the Trustee or Holders of 25% of outstanding Notes under this Indenture;

              (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; and

              (g)    the Company, any Guarantor or any Significant Subsidiary
       (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee,





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
       sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

       If the last day of the period referred to in clause (b), (d), (e) or (f) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

       SECTION 6.03. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) or a Collateral Access Event (other than a Collateral Access Event specified in clause (f) or (g) of Section 6.02) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice (a "Notice of Default or Collateral Access Event") to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section
6.01 or clause (c) of Section 6.02 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to such clause
(e) or (c) shall be remedied or cured by the Company or, with respect to clause
(c) of Section 6.01 only, by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness, within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 or a Collateral Access Event specified in clause (f) or (g) of Section 6.02 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

       At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

       SECTION 6.04. Other Remedies. Upon receipt of a Notice of Default or Collateral Access Event, the Trustee shall exercise such remedies available to it under applicable law, including any remedies of a secured party under applicable law or otherwise provided in this Indenture to collect the payment of principal of, premium, if any, or interest on the





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
Notes or to enforce the performance of any provision of the Notes, the Escrow and Security Agreement or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

       SECTION 6.05. Waiver of Past Defaults. The Holders of at least a majority in aggregate principal amount of then outstanding Notes (including pursuant to consents obtained pursuant to a purchase, tender or exchange offer of Notes), by notice to the Trustee, may waive an existing Default, Event of Default or a Collateral Access Event and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 (including in connection with an Offer to Purchase) or in respect of a covenant or provision of this Indenture or any Guarantee which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default or Collateral Access Event arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Guarantees; but no such waiver shall extend to any subsequent or other Default, Event of Default or Collateral Access Event or impair any right consequent thereto.

       SECTION 6.06. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this Section 6.06.

       SECTION 6.07. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes or the Note Guarantees, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

              (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default or Collateral Access Event;

              (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Collateral Access Event in its own name as Trustee hereunder;

              (iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;





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
              (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

       For purposes of Section 6.06 of this Indenture and this Section 6.07, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

       SECTION 6.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal amount of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note (including in a notice with respect to an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

       SECTION 6.09. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of
Section 6.01 or a Collateral Access Event in clause (a) of Section 6.02 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor (in accordance with the applicable Note Guarantee) or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

       SECTION 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes, including any Guarantor), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar





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official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

       SECTION 6.11. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

              First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders for amounts then due and unpaid for principal amount of, premium, if any, and accrued interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and accrued interest, respectively; and

              Third: to the Company or any other obligors of the Notes or as a court of competent jurisdiction may direct.

       The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

       SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

       SECTION 6.13. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.





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
       SECTION 6.14. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       SECTION 6.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default or any Collateral Access Event shall impair any such right or remedy or constitute a waiver of any such Event of Default or any Collateral Access Event or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                 ARTICLE SEVEN
                                    TRUSTEE

       SECTION 7.01. Rights of Trustee. (i) Except during the continuance of an Event of Default or a Collateral Access Event,

              (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

              (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth and correctness of the statements and certificates or opinions furnished to it and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; and

              (c) for purposes of meeting the legal requirements of any jurisdictions in which any part of the Collateral may at the time be located, the Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Collateral. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.





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
       (ii) In case an Event of Default or a Collateral Access Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (iii) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (a) this Subsection shall not be construed to limit the effect of Subsection (i) of this Section;

              (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes, relating to the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

              (iv)   Subject to TIA Sections 315(a) through (d):

              (a) the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

              (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

              (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

              (d) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith;

              (e) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

              (f) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

              (g) the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

              (i) the Trustee may execute any of the trusts or powers hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

              (j) the Trustee may conclusively rely as to the identity and addresses of Holders and other matters contained therein on the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof and shall not be affected by notice to the contrary; and

              (k) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

       SECTION 7.02. Actions of Trustee. The Trustee may, and upon the request of a majority of the Holders shall, take such actions (including the giving of direction or notice) as are permitted or required to be taken by the Trustee under this Indenture including, but not limited to, the following:

              (i) sending notice of a Collateral Access Event (which, if required by this Indenture, shall specify the applicable section of this Indenture under which any such event arises);





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
              (ii) sending a Notice of Default or Collateral Access Event pursuant to Section 6.03 of this Indenture; and

              (iii)  exercising any or all remedies under this Indenture;

provided, however, that without the consent of each Holder, the Trustee will not take any action which, pursuant to Section 9.01 hereof, expressly requires the consent of each Holder affected thereby.

       SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

       SECTION 7.04. Trustee's Disclaimer. The Trustee (i) shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company's use of the proceeds from the Notes, (iii) shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and (iv) shall not be responsible for any statement in the Notes other than its certificate of authentication.

       SECTION 7.05. Notice of Default or Collateral Access Events. If any Default, Event of Default or Collateral Access Event occurs and is continuing and if such Default, Event of Default or Collateral Access Event is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default, Event of Default or Collateral Access Event within 45 days after it occurs, unless such Default, Event of Default or Collateral Access Event has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

       The Trustee shall not be deemed to have knowledge of any Default, Event of Default or Collateral Access Event except (i) a default described in Section 6.01(a) or (b) so long as the Trustee is the Paying Agent or (ii) any Default, Event of Default or Collateral Access Event of which the Trustee shall have received written notification or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other reports and documents furnished under Section 4.20 of this Indenture which reports and documents the Trustee shall have no duty to examine.

       SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

       A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

       SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

       The Company shall indemnify the Trustee (including its agents, officers, directors and employees) for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

       The Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, for any amount owing it pursuant to this Section 7.07, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

       If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01 or a Collateral Access Event specified in clauses (g) and (h) of Section 6.02, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

       To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the





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Trustee under this Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, other than solely because of the misconduct of the Trustee or its Agents, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

       The provisions of this Section 7.07 shall survive the termination of this Indenture.

       The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

       SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

       The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

              (i)    the Trustee fails to comply with Section 7.10;

              (ii)   the Trustee is adjudged a bankrupt or an insolvent;

              (iii) a receiver or other public officer takes charge of the Trustee or its property; or

              (iv)   the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.





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
       If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

       Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

       SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

       SECTION 7.10. Eligibility. Any Trustee serving hereunder shall be a bank or trust company, within or without the state, which is authorized by law to perform all of the duties imposed upon it hereby and which either (i) has a reported capital and surplus aggregating at least $25 million or (ii) is a wholly owned subsidiary of a bank, a trust company or a bank holding company having a reported capital and surplus aggregating at least $25 million, and shall at all times satisfy the requirements of TIA Section 310(a)(1).

       SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.


                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

       SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company and the Guarantors may terminate their obligations under the Notes, the Note Guarantees and this Indenture and obtain a release of the Collateral if:

              (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company or the Guarantors have paid all sums payable by them hereunder; or

              (ii) (A) the Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company or any Guarantor irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay, through the payment of principal and interest in accordance with their terms not later than one day prior to the relevant due date, principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default, Event of Default or Collateral Access Event with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with;

provided that, if simultaneously with the deposit of the money and/or U.S. Government Obligations referred to in (B) above, the Company or any Guarantor has caused an irrevocable, transferrable, standby letter of credit to be issued by a bank with capital and surplus exceeding the principal amount of the Notes then outstanding, expiring not earlier than 180 days from its issuance, in favor of the Trustee which permits the Trustee to draw an amount equal to the principal, premium, if any, and accrued interest on the Notes through the expiry date of the letter of credit, then the Company and the Guarantors will be deemed to have paid and discharged any and all obligations in respect of the Notes on the date of the deposit and issuance of the letter of credit, and the Collateral shall be deemed released.

       With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.09, 2.14, 4.01,
4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

       SECTION 8.02. Defeasance and Discharge of Indenture. The Company and the Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes and the Note Guarantees and the Collateral shall be deemed released on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, the Collateral and the Note Guarantees, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange,
(ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

              (A) the Company or the Guarantors have deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;

              (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

              (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

              (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with;

provided that, if simultaneously with the deposit of the money and/or U.S. Government Obligations referred to in (A) above, the Company or any Guarantor has caused an irrevocable, transferrable, standby letter of credit to be issued by a bank with capital and surplus exceeding the principal amount of the Notes then outstanding, expiring not earlier than 180 days from its issuance, in favor of the Trustee which permits the Trustee to draw an amount equal to the principal, premium, if any, and accrued interest on the Notes through the expiry date of the letter of credit, then the Company and the Guarantors will be deemed to have paid and discharged any and all obligations in respect of the Notes on the date of the deposit and issuance of the letter of credit.

       Notwithstanding the foregoing, prior to the end of the 123-day period referred to in clause (B)(ii) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.09, 2.14, 4.01, 4.02, 7.06,
7.07, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(i) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

       After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

       SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and
(iv) of Section 5.01, all the covenants under Article Four (excluding Sections
4.01 and 4.02) and Article Fourteen hereof, and clause (c) of Section 6.01, and such clauses (iii) and (iv) of Section 5.01, clause (d) of Section 6.01, and such other covenants and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the Notes, if:

              (i) the Company has deposited with the Trustee in trust, money and/or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the

       Trustee to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes and shall have irrevocably instructed the Trustee to apply such money to the payment of such principal, premium and interest;

              (ii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; it being understood that after such 123-day period the Collateral shall be released;

              (iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (C) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute, (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (c) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

              (iv) at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

              (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with;

provided that, if simultaneously with the deposit of the money and/or U.S. Government Obligations referred to in (i) above, the Company or any Guarantor has caused an irrevocable, transferrable, standby letter of credit to be issued by a bank with capital and surplus exceeding the principal amount of the Notes then outstanding, expiring not earlier than 180 days from its issuance, in favor of the Trustee which permits the Trustee to draw an amount equal to the principal, premium, if any, and accrued interest on the Notes through the expiry date of the letter of credit, then the Company and the Guarantors will be deemed to have paid and discharged any and all obligations in respect of the Notes on the date of the deposit and issuance of the letter of credit; and the Collateral shall be deemed released.

       SECTION 8.04. Application of Trust Money. Subject to Sections 8.05 and 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

       SECTION 8.05.  Repayment to Company.  Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York, or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

       SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

       SECTION 9.01. Without Consent of Holders. The Company and the Guarantors, when authorized by a resolution of its Board of Directors and the Trustee may amend or supplement this Indenture, the Escrow and Security Agreement, the Registration Rights Agreement, the Note Guarantees or the Notes without notice to or the consent of any Holder:

              (1)    to cure any ambiguity, defect or inconsistency;

              (2)    to comply with Article Five;

              (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

              (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

              (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (6) to add one or more subsidiary guarantees on the terms required by this Indenture; or

              (7) to make any change that, in the opinion of the Board of Directors of the Company evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

       SECTION 9.02.  With Consent of Holders.  Subject to Sections 6.05 and
6.08 and without prior notice to the Holders, the Company and the Guarantors, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Notes or the Escrow and Security Agreement with the written consent of the Holders of not less than a majority in principal amount of the Notes then outstanding, and the Holders of not less than a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, the Notes or the Escrow and Security Agreement.

       Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.05, may not:

              (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

              (ii) reduce the principal of, or premium, if any, or interest on, any Note or adversely affect any right of repayment at the option of any Holder;

              (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

              (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

              (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

              (vi) waive (a) a default in the payment of principal of, premium, if any, or interest on the Notes or (b) a Collateral Access Event;

              (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

              (viii) modify Article Ten, the Escrow and Security Agreement or the Registration Rights Agreement in a manner that adversely affects the rights of any Holder in any material respect or the distribution of principal, interest or premium or other monies received or realized by the Trustee from the Collateral; or

              (ix) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

       It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

       SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage principal amount of the outstanding Notes.

       The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

       After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

       SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

       SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

       SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE TEN
                               PLEDGED SECURITIES

       SECTION 10.01. Security. (a) On the Closing Date, the Company shall grant to the Trustee on behalf of the Holders an additional security interest in certain of the Collateral pursuant to the terms of the Escrow and Security Agreement of even date herewith.

       (b) On the Closing Date, the Company shall (i) enter into the Escrow and Security Agreement and comply with the terms and provisions thereof and
(ii) purchase $56 million of Pledged Securities to be pledged to the Trustee as security for the benefit of the Holders. The Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders and shall be held by the Trustee in the Escrow Account pending disposition pursuant to the Escrow and Security Agreement.

       (c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow and Security Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow and Security Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow and Security Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Escrow and Security Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Escrow and Security Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

       (d) The Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes.

       (e) The release of any Pledged Securities pursuant to the Escrow and Security Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Escrow and Security Agreement.

       (f) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Escrow and Security Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

       (g) Notwithstanding anything herein to the contrary, the Company shall not be obligated to comply with the provisions of TIA Section 314(b) or
(d) in connection with the release of the Pledged Securities until such time as it is legally required that the Indenture be qualified under the TIA. After such time, to the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow and Security Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Escrow and Security Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company. After such time, the Company shall also cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Escrow and Security Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.


       SECTION 10.02. Release upon Termination of the Company's Obligations. In the event that this Indenture shall be satisfied and discharged in accordance with Section 8.02, the Trustee shall, on behalf of the Holders, disclaim and give up any and all rights it has in or to the Collateral and the Trustee shall not be deemed to hold the Collateral for the benefit of the Holders.





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                                 ARTICLE ELEVEN
                                 MISCELLANEOUS

       SECTION 11.01. Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

       SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

              if to the Company:

                     Kitty Hawk, Inc.
                     P.O. Box 612787
                     1515 West 20th Street
                     Dallas/Fort Worth International Airport, Texas 75261 Telecopier No.: (972) 456-2303
                     Attention:  Chief Financial Officer

              with a copy to:  (which shall not constitute notice)

                     Haynes and Boone, LLP
                     901 Main Street
                     Dallas, Texas  75202
                     Telecopier No.:  (214) 651-5940
                     Attention:  Janice V. Sharry

              if to the Trustee:

                     Bank One, NA
                     100 E. Broad Street
                     8th Floor
                     Columbus, Ohio 43215
                     Telecopier No.:  (614) 248-5195
                     Attention:  Corporate Trust and Agency Group

       The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.





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
       Any notice or communication to a Holder shall be mailed by first class mail (certified or registered, return receipt requested) to its address shown on the register kept by the Registrar and shall be sufficiently given to such Holder if so mailed or delivered within the time presented. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

       Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

       Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

       SECTION 11.03. Certificate and Opinion As to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

              (i) an Officers' Certificate reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (ii) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

       SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (i) a statement that the person making such certificate or opinion has read such covenant or condition;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

              (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters





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
       of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

       SECTION 11.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

       (b)    The ownership of Notes shall be proved by the Security Register.

       (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

       (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver of other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

       If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

       SECTION 11.06. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

       SECTION 11.07. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date for an Offer to Purchase, Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Payment Date for an Offer to Purchase, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date for an Offer to Purchase, Redemption Date, Stated Maturity or date of maturity, as the case may be.

       SECTION 11.08. Governing Law. This Indenture and the Notes shall be governed by the laws of the State of New York. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the County of New York in any action or proceeding arising out of or relating to this Indenture, the Note Guarantees or the Notes.

       SECTION 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company, except the Escrow and Security Agreement and the Registration Rights Agreement. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

       SECTION 11.10. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or any Guarantor or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Note Guarantees.

       SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

       SECTION 11.12. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       SECTION 11.13. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       SECTION 11.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.


                                 ARTICLE TWELVE
                              MEETINGS OF HOLDERS

       SECTION 12.01. Purposes for Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Twelve for any of the following purposes:

              (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default, Event of Default or Collateral Access Event hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

              (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

              (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

              (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law.

       SECTION 12.02. Manner of Calling Meetings. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee will determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, will be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they will appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

       Any meeting of Holders will be valid without notice if the Holders of all outstanding Notes are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all outstanding Notes, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

       SECTION 12.03. Call of Meetings by the Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the outstanding Notes will have requested the Trustee to call a meeting of Holders to take any action specified in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee will not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 12.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

       SECTION 12.04. Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Holders, a Person will (i) be a registered Holder of one or more Notes, or (ii) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who will be entitled to be present or to speak at any meeting of Holders will be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and their counsel.

       SECTION 12.05. Quorum; Action. The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.02, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the outstanding Notes which shall constitute a quorum.

       Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the outstanding Notes at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

       At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any action or matter, except as otherwise specified herein, shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of outstanding Notes represented and voting at such meeting.

       Any action or matter passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 12.05 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

       SECTION 12.06. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it will think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, will be entitled to vote at such meeting whether or not they will be such Holders at the time of the meeting.

       The Trustee will, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting will have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, will in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting will be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

       At any meeting each Holder or proxy will, subject to the provisions of
Section 12.04 hereof, be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote will be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy will be entitled to vote at such meeting. The chairman of the meeting will have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

       SECTION 12.07. Voting at the Meeting and Record to Be Kept. The vote upon any resolution submitted to any meeting of Holders will be by written ballots on which will be subscribed the signatures of the Holders of Notes or/of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting will appoint two inspectors of votes, who will count all votes cast at the meeting for or against any resolution and will make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.
A record in duplicate of the proceedings of each meeting of Holders will be prepared by the secretary of the meeting and there will be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 12.02. The record will be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates will be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

       Any record so signed and verified will be conclusive evidence of the matters therein stated.

       SECTION 12.08. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting. Nothing contained in this Article Twelve will be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

       SECTION 12.09. Procedures Not Exclusive. The procedures set forth in this Article Twelve are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Articles Six, Seven, Eight and Nine) will in no way be limited by the provisions of this Article Twelve.


                                ARTICLE THIRTEEN
                                   GUARANTEES


       SECTION 13.01.  Guarantees.

       Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that:
(a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 13.04 hereof.

       Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

       Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor will not be discharged as to any Note except by complete performance of the obligations contained in such Note. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default or Collateral Access Event, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

       If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

       SECTION 13.02.  Severability.

       In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       SECTION 13.03.  Limitation of Guarantors' Liability.

       Each Guarantor and, by its acceptance of a Note, each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the maximum liability of each Guarantor will be $1.00 less than the lesser of (a) the amount which would render the Note Guarantee voidable under either Section 548 or 544(b) of the Bankruptcy Code, (b) the amount permitting avoidance of the Note Guarantee as a fraudulent transfer under any applicable Fraudulent Transfer Act or similar law and (c) the amount permitting the Note Guarantee to be set aside as a fraudulent conveyance under any applicable Fraudulent Conveyance Act or similar law. In addition, if the execution and delivery and/or incurrence evidenced by the Note Guarantee constitutes a "distribution" under the Michigan Business Corporation Act (the "MCBA"), the maximum liability under the Note Guarantee with respect to such Guarantor shall be limited to $1.00 less than the maximum liability which such Guarantor is permitted to incur under Section 345 of the MCBA.

       SECTION 13.04.  Contribution.

       In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee of such Guarantor. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of
(x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

       SECTION 13.05.  Subrogation.

       Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided, however, that, if an Event of Default or Collateral Access Event has occurred and is continuing, the rights of any Guarantor to enforce or receive any payments arising out of, or based upon, such right of subrogation shall be subordinated to the rights of the Trustee and any Holder until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

       SECTION 13.06.  Reinstatement.

       Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall be deemed to agree) that the Guarantee provided for in Section 13.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

       SECTION 13.07.  Release of a Guarantor.

       (a) The Note Guarantee issued by any Guarantor under this Indenture shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer to any Person not an Affiliate of the Company or a Restricted Subsidiary of all of the Company's and its Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Guarantor (which sale, exchange or transfer is not prohibited by this Indenture).

       (b)    Concurrently with the defeasance and discharge of the Notes under
Section 8.02, the Guarantors shall be released from all their obligations under their Note Guarantees under this Article Thirteen.

       SECTION 13.08.  Benefits Acknowledged.

       Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.





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
                                ARTICLE FOURTEEN
                       COVENANTS RELATING TO THE AIRCRAFT

       SECTION 14.01.  Registration of Aircraft.

       (a) The Company shall keep the Aircraft registered under the provisions of the Aviation Act, and record this Indenture at the FAA registry and, if applicable, the aircraft registry of other aeronautics authorities.

       (b) The operation of the Aircraft by the Company (or by any lessee of the Company) shall be geographically limited to Permitted Countries.

       SECTION 14.02. Insurance.

       (a) The Company will, at its expense, maintain or cause to be maintained all-risk aircraft hull insurance covering the Aircraft, and, to the extent available at reasonable cost, all-risk property damage insurance covering the Engines and parts, including while temporarily removed from an Aircraft pending replacement, at all times in an amount not less than the sum of (i) the aggregate outstanding principal amount of the Notes and (ii) the scheduled amount of interest payable on the Notes on the next interest payment date. During any period when an Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by the previous sentence, insurance otherwise conforming with the provisions of said sentence except that the scope of the risks covered and the type of insurance shall be the same as are from time to time applicable to aircraft owned or leased by the Company of the same type as such Aircraft similarly on the ground and not in operation, provided that in all cases full amounts shall not be less than that described in the immediately preceding sentence.

       (b) All policies covering loss of or damage to an Aircraft shall be made payable to the Trustee for any loss in excess of $5 million. With respect to the Collateral, the Company may maintain customary deductibles. With respect to all other aircraft owned by the Company or any Restricted Subsidiary, the Company shall insure such aircraft in a manner consistent with past practice.

       (c) The Company shall, at its expense, maintain or cause to be maintained comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and cargo liability insurance with respect to each Aircraft (i) in amounts that are not less than the comprehensive airline liability insurance as is from time to time normally applicable to aircraft owned and operated by the Company of the same type as such Aircraft and (ii) of the types and covering the same risks as are from time to time applicable to aircraft owned or operated by the Company of the same type as such Aircraft and which is maintained in effect with insurers of recognized responsibility. During any period when an Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by the previous sentence, insurance otherwise conforming with the provisions of said sentence except that the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance, and the scope of risks covered and type of insurance shall be the same, as are from time to time in effect with respect to aircraft owned or leased by the Company of the same type as such Aircraft similarly on the ground and not in operation.

       (d) The Company may self-insure a portion of the risks described in subsections (a) through (c) above by means of deductible or premium adjustment provisions subject to the same limitations described above for insurance for risks of loss or damage to such Aircraft. The Company shall be permitted a deductible per occurrence not in excess of the prevailing standard market deductible for similar aircraft.

       (e) The Trustee shall be named as additional insured parties under all liability insurance policies required with respect to the Aircraft. The insurance policies will provide that, in respect of the interest of the Trustee, the insurance shall not be invalidated by any action or inaction of the Company and shall insure the interest of the Trustee as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company.

       (f) If and to the extent that the Company or a lessee operates an Aircraft (A) on routes where it maintains war risk insurance in effect with respect to other similar equipment, or (B) on routes other than routes within or between the United States, Canada, Mexico, Bermuda and islands other than Cuba in the Caribbean Basin where the custom in the industry is to carry war risk insurance, the Company or such lessee shall maintain such insurance with respect to the Aircraft in an amount not less than the lesser of the aggregate unpaid principal of, together with accrued interest on, a ratable portion of the Notes (based on the initial appraised value of such Aircraft) and the amount of such insurance customarily carried by corporations engaged in the same or similar business similarly situated with the Company and with respect to similar equipment on similar routes; provided that, if the requirement to maintain war risk insurance arises solely by reason of clause (A) of this sentence, such insurance shall be maintained in an amount not less than that maintained by the Company or such lessee on other similar aircraft in its fleet. Unless an Aircraft is operated or used under a contract with the United States government pursuant to which the United States government assumes liability for damage to or loss of such Aircraft and to other property or persons, the Company may not operate or locate any Aircraft outside the United States and Canada (i) in any war zone or recognized or, in the Company's reasonable judgment, threatened area of hostilities, unless such Aircraft is fully covered by war risk insurance, or (ii) in any area excluded from the insurance coverage required under this Section 14.02.

       (g) Insurance proceeds, if any, held from time to time by the Trustee with respect to any Aircraft, prior to the distribution thereof, shall be invested and reinvested by the Trustee at the direction of the Company (except after the occurrence and during the continuance of a Collateral Access Event) in Cash Equivalents or Temporary Cash Investments. The net amount of any loss resulting from any such investments will be paid by the Company.





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       SECTION 14.03.  Maintenance, Lease and Possession.

       (a) The Company shall or shall cause each Aircraft to be, at its expense or at the expense of the Owner), maintained, serviced, and repaired so as to keep each Aircraft in as good operating condition as on the Closing Date, ordinary wear and tear excepted, and shall cause the airworthiness certification thereof to be maintained in good standing at all times (other than during temporary periods of repair, maintenance, modification, storage or grounding) under the Aviation Act, including compliance with all then applicable and effective Noise Regulations and FAA Directives; provided that in the event the Company or any Owner leases any of its Aircraft in accordance with the terms of this Indenture to a Permitted Air Carrier organized and operating under the laws of a Permitted Country, such lease shall provide that the lessee shall (i) throughout the terms of such lease, inspect, service, repair, overhaul, and test the Aircraft in compliance with such lessee's maintenance program as approved by the applicable governmental authority and maintain the airworthiness certification of such Aircraft in such Permitted Country in good standing throughout the term of the lease; and (ii) return the Aircraft at the end of the term of the lease in an operating condition sufficient to qualify for a United States standard FAA certificate of airworthiness, including compliance with all then applicable and effective Noise Regulation and FAA Service Bulletins and Directives.

       Notwithstanding the foregoing, if a FAA Service Bulletin, Directive or the Noise Regulations requires the Owner to maintain a specified portion of its fleet in a given condition, the Owner must maintain such portion of the Aircraft in such condition. The Company shall be obligated, at its expense, to replace, or cause to be replaced, all parts (other than severable parts added at the option of the Company or any Restricted Subsidiary and obsolete or unsuitable parts that the Company is permitted to remove to the extent described below) that may from time to time be incorporated or installed in or attached to any aircraft and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use. The Company or any Owner shall have the right to make (or cause to be made) such alterations and modifications in and additions to (including removal of parts from) each Aircraft as the Company or any Owner deems desirable; provided that no such alteration, modification, addition, or removal shall materially diminish the value, utility, or condition of such Aircraft in the service in which it is operated by the Company or any Restricted Subsidiary or impair the airworthiness thereof.

       (b) The Company or any Owner may: (i) sell, lease or transfer any Aircraft or Engine to any Restricted Subsidiary (other than any Excluded Restricted Subsidiary), or to the Company, and (ii) lease any Aircraft or Engine to a Permitted Air Carrier; provided that the Trustee shall have received one or more Opinion of Counsel to the effect that, among other things, the Lien pursuant to this Indenture continues to be perfected and in full force and effect, this Indenture continues to be enforceable against the parties thereto, and the Trustee maintains its right to repossession thereunder, in each case pursuant to applicable law.

       (c) Subject to certain limitations, the Company or any Restricted Subsidiary (and any permitted lessee) may (i) transfer possession of any Aircraft pursuant to "wet





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
lease" or similar arrangements, in each case whereby the Company or any Restricted Subsidiary (or such permitted lessee) maintains operational control of the Aircraft, (ii) transfer possession of any Aircraft or Engine, other than by lease, to the United States Government and transfers of possession in connection with maintenance or modifications, (iii) transfer possession of any Engine and any parts from time to time installed on any Aircraft or Engine, other than by lease, through transfers in connection with interchange and pooling arrangements with certified "air carriers" within the meaning of the Aviation Act, and transfers of possession to FAA licensed repair stations, or
(iv) install one or more of the Engines on airframes owned, mortgaged, leased, or subject to conditional purchase by, the Company or any Restricted Subsidiary (or any such permitted lessee); provided that such Engines shall not become subject to any Lien other than the Lien securing the Notes under this Indenture notwithstanding the installation thereof on such airframe, and (iv) enter into any ACMI Agreement. If any Aircraft is leased or the possession is otherwise transferred, such Aircraft will remain subject to the Lien under this Indenture.

       Other than pursuant to a "wet lease" or similar arrangement, no lease of any Aircraft shall be for a term in excess of five years beyond the maturity of the Notes. If the lease is for a period in excess of six months, the Owner shall grant to the Trustee, for the equal and ratable benefit of the Holders of the Notes, a security interest in such lease and if the lease if for a period in excess of two years, shall deliver an Opinion of Counsel to the Trustee stating (subject to customary qualifications) that such security interest has been created and perfected under the law of the United States or a state of the United States; provided that at all times, other than when an Event of Default has occurred and is continuing, the Company or any Affiliate (x) shall be entitled to receive and retain all payments made pursuant to the lease; and (y) shall be entitled to exercise (to the exclusion of the Trustee) all rights and remedies of the "lessor" under the lease and grant such consents, waivers and enter into such amendments to the lease as are consistent with the provisions of this Indenture as the Company may determine appropriate in its sole discretion. Nothing permitted herein shall be deemed an "Asset Sale."

       SECTION 14.04.  Liens.

       The Aircraft shall be maintained by the Company free of any Liens, other than the rights of the Trustee under this Indenture and Permitted Liens.

       SECTION 14.05. Certain Further Limitations on Leasing or Other Relinquishment of Possession.

       Notwithstanding anything to the contrary in Section 1103:

              (a) The rights of any person that receives possession of the Aircraft in accordance with Section 14.03 shall be subject and subordinate to all the terms of this Indenture, and to the Trustee's rights, powers and remedies hereunder; and

              (b) The Company shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 14.03 shall affect the United States registration of the Aircraft, unless made in accordance with the provisions of Section 14.06.

       SECTION 14.06. Trustee's Acknowledgment of Company's Right to Foreign Registration.

       The Trustee hereby agrees:

       (a) that the Company, or any subsequent lessee of the Aircraft, shall be entitled, at its own expense, to register any Aircraft or cause any Aircraft to be registered, in the Permitted Countries subject to the following conditions:

                     (i) no Event of Default or Collateral Access Event shall have occurred and be continuing at the time of such registration;

                     (ii) such proposed change of registration is made in connection with a Permitted Aircraft Lease to a Permitted Air Carrier;

                     (iii) such country is a Permitted Country with which the United States maintains normal diplomatic relations at the time of such registration; and

                     (iv) prior to any such change in the jurisdiction of registry, the Trustee shall have received an Opinion of Counsel (subject to customary exceptions) reasonably satisfactory to the Trustee addressed to each such party to the effect that:

                     (A) after giving effect to such change in registration, such Permitted Country would recognize the Company's right of ownership and repossession;

                     (B) after giving effect to such change in registration, the right of repossession by the Trustee upon the exercise of remedies is valid under the laws of such Permitted Country;

                     (C) the obligations of the Company, and the rights and remedies of the Trustee, under this Indenture in connection with such change in registration are valid, binding and enforceable under the laws of such Permitted Country (or the laws of the country to which the laws of such Permitted Country would refer as the applicable governing law);

                     (D) after giving effect to such change in registration, the Lien of the Indenture on the Trustee's right, title and interest in and to the Aircraft shall be a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Trustee shall have received a certificate from the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Trustee on or prior to the effective date of such change in registration;

                     (E) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Trustee, as the case may be, for the Trustee to qualify to do business in such Permitted Country as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft pursuant to the lease; and

                     (F) unless the Company or the lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such Permitted Country (so long as the Aircraft is registered under the laws of such Permitted Country), the laws of such Permitted Country require fair compensation by the government of such Permitted Country payable in currency freely convertible into United States dollars and freely removable from such Permitted Country (without license or permit, unless the Company, prior to such proposed reregistration, has obtained such license or permit) for the taking or requisition by such government of such use.

              (b) In addition, as a condition precedent to any change in registration, the Company shall have given to the Trustee assurances reasonably satisfactory to it:

                     (i) to the effect that the provisions of Sections 14.01 and 14.03 shall be complied with after giving effect to such change of registration; and

                     (ii) of the payment by the Company of all reasonable out-of-pocket expenses of the Trustee in connection with such change of registry, including, without limitation (A) the reasonable fees and disbursements of counsel to the Company and the Trustee, (B) any filing or recording fees, taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Trustee for the benefit of Holders, and (C) all costs and expenses incurred in connection with any filings necessary to





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
              continue in the United States the perfection of the security interest in the Aircraft in favor of the Trustee for the benefit of Holders.

              (c) The Trustee shall cooperate in, and shall execute and deliver such documents as may be reasonably required to effectuate a lease of an Aircraft or Engine in accordance with the foregoing.


                                ARTICLE FIFTEEN
                                    SECURITY

       SECTION 15.01. Registration; Replacement and Pooling of Parts; Alterations, Modifications and Additions.

       (a) The Company will be required, except under certain circumstances, to record, or maintain the recordation of, this Indenture, among other documents, with respect to the Collateral under the Aviation Act or the Uniform Commercial Code, as applicable. Such recordation of this Indenture with respect to such Collateral will give the Trustee a first priority perfected security interest in the related Collateral, no matter where located.

       (b) Except as otherwise provided in Section 4.16 and the proviso to the third sentence of paragraph (e) of this Section 15.01, the Company (and its permitted lessee), at its own cost and expense, will, so long as such Airframe or Engine is subject to the Lien of this Indenture promptly replace (or cause to be replaced) all Parts that may from time to time become worn out, obsolete, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In the ordinary course of maintenance, service, repair, overhaul or testing, the Company (or its permitted lessee), at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Company, at its own cost and expense, shall, except as otherwise provided in Section 4.16 or the proviso to the third sentence of paragraph (e) of this
Section 15.01, replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in paragraph (d) of this
Section 15.01. All replacement Parts shall be free and clear of all Liens except for Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

       (c) Except as otherwise provided in the proviso to the third sentence of paragraph (e) of this Section 15.01, any Part at any time removed from an Airframe or Engine shall remain subject to the Lien of this Indenture, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to such Airframe or Engine and that meets the requirements for replacement Parts specified in paragraph (b) of this Section. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or Engine as provided in paragraph (b) of this Section, without further act, (i) the replaced

Part shall thereupon be free and clear of all rights of the Trustee and shall no longer be deemed a Part hereunder, and (ii) such replacement Part shall become subject to this Indenture and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

       (d) Any Part removed from an Airframe or Engine as provided in paragraph (b) of this Section may be subjected by the Company (or any permitted lessee) to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Company's (or any permitted lessee's) business with any air carrier; provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with paragraphs (b) and
(c) of this Section as promptly as practicable after the removal of such removed Part. In addition, any temporary replacement part when incorporated or installed in or attached to an Airframe or any Engine in accordance with paragraph (b) of this Section may be owned by another airline or vendor as customary in the U.S. airline industry, subject to a pooling or parts leasing arrangement; provided, however, that the Company (or any permitted lessee), at its expense within a commercially reasonable time, either (i) causes such temporary replacement part to become subject to the Lien of this Indenture, free and clear of all Liens except Permitted Liens, at which time such temporary replacement part shall become a Part or (ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part owned by the Company (or any permitted lessee) free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Indenture in accordance with paragraph
(c) of this Section.

       (e) The Company (and any permitted lessee), at its own expense, shall make alterations and modifications in and additions to each Airframe and Engine as may be required to be made from time to time by applicable law regardless of upon whom such requirements are, by their terms, nominally imposed; provided, however, that the Company (and any permitted lessee) may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lien of this Indenture. In addition, the Company, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or Engine as the Company (or any permitted lessee) may deem desirable in the proper conduct of its business (including, without limitation, removal of Parts); provided, however, that no such alteration, modification or addition diminishes, in the Company's reasonable judgment, the value, utility, condition, airworthiness or remaining useful life of such Airframe or Engine below the value, utility, condition, airworthiness or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Indenture, except that the value (but not the utility, condition, airworthiness or remaining useful life) of any Aircraft may be reduced by the value of Parts which the Company (or any permitted lessee) deems obsolete or no longer suitable or appropriate for use in such Aircraft which shall have been removed and not replaced, if the aggregate value of all such obsolete or unsuitable Parts removed from such Aircraft and not replaced shall not exceed $500,000. All Parts incorporated or installed in or attached or added to any Airframe or Engine as the result of any alteration, modification or addition effected by the Company (or any permitted lessee) shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Indenture; provided, however, that the Company (or any permitted lessee) may, at any time so long as an Airframe or Engine is subject to the Lien of this Indenture, remove any such Part from such Airframe or Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part,
(ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 14.03 or the first sentence of this paragraph (e) and (iii) such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility, airworthiness or remaining useful life which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Company (or any permitted lessee), assuming the Aircraft was otherwise maintained in the condition required by this Indenture. Upon the removal by the Company (or any permitted lessee) of any such Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Trustee and such Part shall no longer be deemed a Part hereunder.

       SECTION 15.02.  [Left Blank]

       SECTION 15.03.  Inspection.

       At all reasonable times so long as an Aircraft is subject to the Lien of this Indenture, upon at least 15 days' prior notice to the Company and at a time and place reasonably acceptable to the Company, the Trustee or its authorized representative may at its own expense and risk conduct a visual walk-around inspection of such Aircraft and any Engine and may inspect the books, logs and records of the Company relating to the operation and maintenance thereof; provided, however, that (a) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (b) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of any Airframe or Engine or with the normal conduct of the Company's or a permitted lessee's business, and (c) the Company shall not be required to undertake or incur any additional liabilities in connection with any such inspection. All information obtained in connection with any such inspection shall be held confidential by the Trustee and shall not be furnished or disclosed by it to anyone other than its bank examiners, regulators, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary to enforce the terms of this Indenture. The Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. No

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inspection under this Section shall relieve the Company of any of its obligations under this Indenture.

       SECTION 15.04.  Requisition for Use.

       In the event of a requisition for use by any government of any Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Indenture, the Company shall promptly notify the Trustee of such requisition and all of the Company obligations under this Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition; provided, however, that the Company's obligations under this
Section 15.04 with respect to the occurrence of an Event of Loss, for the payment of money and under Sections 4.12 and 14.02 shall not be reduced or delayed by such requisition. Any payments received by the Trustee or the Company from such government with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Aircraft or Engine resulting from the requisition for use by a government of such Aircraft or Engine, the Company will replace such Aircraft or Engine hereunder by complying with the terms of Section 4.16 and any payments received by the Trustee or the Company from such government with respect to such requisition shall be paid over to, or retained by, the Company.

       SECTION 15.05.  Substitution of Collateral.

       Upon the request of any Owner of any Aircraft or Engine to release such Aircraft or Engine from the Lien pursuant to the Indenture, the Trustee shall be required to immediately release such Aircraft or Engine from such Lien upon fulfillment of the following conditions: (i) the Owner delivers a written request to the Trustee, requesting such release and specifically describing the Aircraft or Engine so to be released and the replacement Aircraft or replacement Engine therefor; (ii) the replacement Aircraft or replacement Engine has a value at least equal to, and in as good operating condition and repair and as airworthy as the Aircraft or Engine subject to the substitution (determined by the chief financial officer of the Company in good faith); (iii) the Owner delivers to the Trustee a supplemental indenture subjecting the replacement Aircraft or replacement Engine to the Lien pursuant to the Indenture; (iv) the Owner delivers an opinion of counsel that the Trustee has a valid, perfected, first priority security interest in the replacement Aircraft or replacement Engine; and (v) the replacement Aircraft or replacement Engine otherwise complies with the terms and provisions of the Indenture. Notwithstanding the foregoing, with respect to any substitution of Collateral, or any series of related substitutions of Collateral, where the initial appraised value of such Collateral exceeds $25.0 million, the Company shall be required to obtain one or more appraisals from an aircraft appraisal firm of national standing. Such appraisal(s) must indicate that the value (or fair value or similar measure) of the replacement Collateral is at least equal to the value (or fair value or similar measure) of the Collateral which is being replaced.

       SECTION 15.06.  Release of Collateral.

       (a) If at any time, or from time to time, the aggregate principal amount of the Notes outstanding is less than $340.0 million, and no Event of Default has occurred and is continuing, the Company shall be entitled to release a portion of the Collateral, so long as the aggregate value of the Collateral so released does not exceed the aggregate principal amount of Notes which are no longer outstanding (in the good faith opinion of the chief financial officer of the Company as evidenced by a written certificate of such chief financial officer).

       (b) The Company shall be entitled to substitute additional Collateral in connection with any such release (in accordance with Section 15.05) if the aggregate value of Collateral released exceeds the aggregate principal amount of Notes which are no longer outstanding. Upon delivery of a certificate regarding such good faith opinion the Trustee shall immediately execute and deliver all releases and certificates necessary or desirable to release such Collateral from the Lien of the Indenture. Notwithstanding the foregoing, in the event of any release of Collateral, or any series of related releases of Collateral, where the initial appraised value of such Collateral exceeds $10.0 million, the Company shall be required to obtain one or more appraisals from an aircraft appraisal firm of national standing. Such appraisal(s) must indicate that the aggregate value (or fair value or similar measure) of the Collateral released.

       SECTION 15.07.  Discontinuance of Proceedings.

       In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such proceeding, then and in every such case the Company, the Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been instituted.

       SECTION 15.09.  Termination of Interest in Collateral.

       A Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal amount of, and interest on, and other amounts due under all Securities held by such Holder and all other sums due to such Holder under this Indenture shall have been paid in full.

                                   SIGNATURES

  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                 KITTY HAWK, INC.,
                                    as Issuer


                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name: Richard R. Wadsworth
                                    Title: Senior Vice President-Finance


                                 KITTY HAWK CHARTERS, INC.



                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name: Richard R. Wadsworth
                                    Title: Vice President


                                 AIRCRAFT LEASING, INC.



                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name: Richard R. Wadsworth
                                    Title: President


                                 KITTY HAWK AIRCARGO, INC.



                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name: Richard R. Wadsworth
                                    Title: Vice President

                                 AMERICAN INTERNATIONAL AIRWAYS, INC.



                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name: Richard R. Wadsworth
                                    Title: Vice President


                                 KALITTA FLYING SERVICE, INC.



                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name:  Richard R. Wadsworth
                                    Title: Vice President


                                 FLIGHT ONE LOGISTICS, INC.



                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name:  Richard R. Wadsworth
                                    Title: Vice President


                                 O.K. TURBINES, INC.



                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name:  Richard R. Wadsworth
                                    Title: Vice President


                                 AMERICAN INTERNATIONAL TRAVEL, INC.



                                 By: /s/ Richard R. Wadsworth
                                    --------------------------------------------
                                    Name:  Richard R. Wadsworth
                                    Title: Vice President

                                 BANK ONE, NA,
                                    as Trustee


                                 By: /s/ John Beacham
                                    --------------------------------------------
                                    Name: John Beacham
                                    Title: Trust Officer

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                                KITTY HAWK, INC.

                      9.95% Senior Secured Notes Due 2004

                                                             [CUSIP][__________]


No.                                                                   $_________


              KITTY HAWK, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of ____________ ($____) on November 15, 2004.

              Interest Payment Dates: May 15 and November 15, commencing May 15, 1998.

              Regular Record Dates:  May 1 and November 1.

              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date:  November 19, 1997           KITTY HAWK, INC.


                                   By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                   By:
                                           -------------------------------------
                                           Name:
                                           Title:





                   (Trustee's Certificate of Authentication)



This is one of the 9.95% Senior Secured Notes due 2004 described in the within mentioned Indenture.


                                   BANK ONE, NA,
                                       as Trustee


                                   By:
                                            ------------------------------------
                                           Trust Officer

                             [REVERSE SIDE OF NOTE]

                                KITTY HAWK, INC.

                       9.95% Senior Secured Note Due 2004



1.  Principal and Interest.

              The Company will pay the principal of this Note on November 15, 2004.

              The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

              Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing May 15, 1998.

              If the exchange offer contemplated by the Registration Statement under the Securities Act is not consummated or, if required, a Shelf Registration Statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before May 19, 1998 in accordance with the terms of the Registration Rights Agreement dated as of November 19, 1997 between the Company, the Guarantors and Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated and Fieldstone FPCG Services, L.P., then the interest rate per annum accruing on the Notes shall, effective May 19, 1998, be increased by 0.5% from 9.95% per annum, payable in cash semiannually, in arrears, on each May 15 and November 15, commencing November 15, 1998, until the exchange offer is completed or such Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

              Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 19, 1997; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate borne by the Notes.

2.  Method of Payment.

              The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each May 15 and November 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the May 1 and November 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer, registration of exchange, redemption or repurchase after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after November 15, 2004.

              The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company, at its option, may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


3.  Paying Agent and Registrar.

              Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.


4.  Indenture; Limitations.

              The Company issued the Notes under an Indenture dated as of November 19, 1997 (the "Indenture"), between the Company, the Guarantors and Bank One, NA, as trustee and collateral trustee (collectively, the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

              The Notes are senior secured obligations of the Company.

5.  Redemption.

              The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after November 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing November 15, of the years set forth below:

                                                  Redemption
              Year                                  Price
              ----                              -------------
              2001 . . . . . . . . . . . . . . .  104.975%
              2002 . . . . . . . . . . . . . . .  102.488%
              2003 . . . . . . . . . . . . . . .  100.000%

              In addition, at any time prior to November 15, 2000, the Company may redeem up to 35% of the principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at any time or from time to time, at a Redemption Price (expressed as a percentage of principal amount) of 109.95%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that at least $150 million aggregate principal amount of Notes remains outstanding after each such redemption.

              Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.  Repurchase upon Change of Control Triggering Event.

              Upon the occurrence of a Change of Control Triggering Event, the Company must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

              A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.


7.  Denominations; Transfer; Exchange.

              The Notes are in registered form without coupons in denominations of $1,000 of principal amount and any integral multiple in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption.


8.  Persons Deemed Owners.

              A Holder shall be treated as the owner of a Note for all purposes.


9.  Unclaimed Money.

              If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

              The Company or the Guarantors generally will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, if, among other things, the Company and the Guarantors (A) deposit with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes and (B) deliver (i) an Opinion of Counsel or Internal Revenue Service ruling directed to the Trustee with respect to the tax effects of such deposits and (ii) an Opinion of Counsel concerning Investment Company Act of 1940 and United States Bankruptcy Code ramifications of the deposits, (C) in conjunction with such deposits, ensure there is an absence of certain Events of Default and (D) provide an Opinion of Counsel concerning the potential delisting of the Notes from a national securities exchange as a result of the deposits; provided that if simultaneously with the deposit of the money and/or U.S. Government Obligations referred to in (A) above, the Company or any Guarantor has caused an irrevocable, transferable, standby letter of credit to be issued by a bank with capital and surplus exceeding the principal amount of the Notes then outstanding, expiring not earlier than 180 days from its issuance, in favor of the Trustee which permits the Trustee to draw an amount equal to the principal, premium, if any, and accrued interest on the Notes through the expiry date of the letter of credit, then the Company and the Guarantors will be deemed to have paid and discharged any and all obligations in respect of the Notes on the date of the deposit and issuance of the letter of credit.

11.  Amendment; Supplement; Waiver.

              Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that, in the opinion of the Board of Directors of the Company evidenced by a Board resolution, does not materially and adversely affect the rights of any Holder.

12.  Restrictive Covenants.

              The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, or merge, consolidate or transfer substantially all of its assets. On or before a date not more than 90 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under such restrictive covenants or a Collateral Access Event.

13.  Successor Persons.

              When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.

              The following events constitute "Event of Default" with respect to the Notes under the Indenture: (a) the Company defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company defaults in the performance or breaches the provisions of Article Five or fails to make or consummate an Offer to Purchase in accordance with Section
4.11 or Section 4.14; (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Guarantor or Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Guarantor or Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
(h) the Company, any Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (i) any Note Guarantee shall cease to be, or shall be asserted in writing by the Company or any Guarantor not to be, in full force and effect or enforceable in accordance with its terms.

              If an Event of Default, except for certain ones, or a Collateral Access Event, as defined in the Indenture, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Security.

              The Collateral securing the Notes will consist of (i) nine Boeing 747s (including the Optioned Boeing 747s), eight Lockheed L-1011s and thirteen Boeing 727s, along with the Engines, (ii) all insurance and requisition proceeds and other similar payments with respect to each of the Aircraft, (iii) all monies or securities deposited or required to be deposited with the Trustee, (iv) any purchase agreements and any related documentation to the extent assignable for each Aircraft, (v) all logs, data and records related to the Aircraft, (vii) the Pledged Securities on deposit in the Escrow Account, the Escrow Account and certain related assets, (vii) all rights of any Owner under any Lease relating to any Aircraft and (viii) all proceeds of the foregoing. The Pledged Securities shall be sufficient to provide for (i) the purchase of the two Optioned Boeing 747s or other Eligible Aircraft and (ii) the conversion of such Aircraft to freighter configuration.

16.  Trustee Dealings with the Company.

              The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.

              No incorporator, stockholder, other officer, director, employee or controlling person as such, of the Company or any Guarantor or of any successor Person thereof shall have any liability for any obligations of the Company under the Notes, the Guarantees, the Escrow and Security Agreement or the Indenture or for any claim based on, or otherwise in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for the issuance of the Notes and the related Guarantees.

18.  Guarantees.

              The Company's obligations under the Notes are irrevocably guaranteed by the Guarantors.

19.  Authentication.

              This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.  Abbreviations.

              Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Kitty Hawk, Inc., P.O. Box 612787, 1515 West 20th Street, Dallas/Fort Worth International Airport, TX 75261, Attention: Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]


              FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________
Please print or typewrite name and address including zip code of assignee
________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES

       In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the shelf registration statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[  ] (a)      this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[  ] (b)      this Note is being transferred other than in accordance with (a)
              above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.


Date:
       --------------              ---------------------------------------------
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

       The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ---------------------     -----------------------------------------------
                                 NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


              If you wish to have this Note purchased by the Company pursuant to an Offer to Purchase in accordance with the terms of the Indenture, check the Box: [ ]

              If you wish to have a portion of this Note purchased by the Company pursuant to an Offer to Purchase in accordance with the terms of the Indenture, state the amount: $___________________.


Date:
       -----------------

Your Signature:
                 ---------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:   *
                          ------------------------------




-------------------------

* The Holders signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution as defined by Rule 17Ad-15 under the Exchange Act.

                                                                       EXHIBIT B


                            [Intentionally Omitted]

                                                                       EXHIBIT C



                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors


                                                   _______________________, ____



Bank One, NA
100 E. Broad Street, 8th Floor
Columbus, Ohio 43215
Attention:  Corporate Trust and Agency Group


                     Re:  Kitty Hawk, Inc. (the "Company")
               9.95% Senior Secured Notes due 2004 (the "Notes")


Dear Sirs:

              In connection with our proposed purchase of $__________________ aggregate principal amount of the Notes, we confirm that:

              1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of November 15, 1997 (the "Indenture"), relating to the Notes, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933 (the "Securities Act").

              2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

              3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

              4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

              5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

              You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                           Very truly yours,

                                           [Name of Transferee]


                                           By:
                                              ----------------------------------
                                                Authorized Signature

                                                                       EXHIBIT D



                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                           Pursuant to Regulation S


                                                     _____________________, ____




Bank One, NA
100 E. Broad Street, 8th Floor
Columbus, Ohio 43215
Attention:  Corporate Trust and Agency Group


                     Re:  Kitty Hawk, Inc. (the "Company")
               9.95% Senior Secured Notes due 2004 (the "Notes")

Dear Sirs:

              In connection with our proposed sale of U.S.$__________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

              (1) the offer of the Notes was not made to a person in the United States;

              (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

              (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.



              You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                   Very truly yours,

                                   [Name of Transferor]


                                   By:
                                      ------------------------------------------
                                        Authorized Signature





                                      D-2